Exhibit 99.9

PUBLIC ACCOUNTS 2015-2016

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2016

Published in accordance with section 86
of the Financial Administration Act (CQLR, chapter A-6.001)

Public Accounts 2015-2016 – Volume 1

Legal deposit – Bibliothèque et Archives nationales du Québec
October 2016

ISSN 0706-2850 (Print version)
ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2016

His Honour the Honourable J. Michel Doyon
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2016.

Carlos Leitão
Minister of Finance

Québec, October 2016

Mr. Carlos Leitão
Minister of Finance
Parliament Building
Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2016. These accounts have been prepared under section 86 of the Financial Administration Act (CQLR, chapter A-6.001), in accordance with the Government's accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA
Comptroller of Finance

Québec, October 2016

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS	11

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE 2015-2016 FISCAL YEAR	15
2.	OVERVIEW OF BUDGET 2015-2016	17
3.	RISKS AND UNCERTAINTIES	18
4.	VARIANCE ANALYSIS	20

4.1	COMPARISON OF ACTUAL RESULTS WITH THE BUDGET	21
4.2	COMPARISON OF ACTUAL RESULTS WITH THE PREVIOUS FISCAL YEAR	25

5.	BALANCED BUDGET ACT	29
6.	ANALYSIS OF MAIN TRENDS	32
7.	RESULTS OF THE INDICATOR ANALYSIS	44

APPENDIX 1 - FINANCIAL STATISTICS	56
APPENDIX 2 - INFORMATION BY REPORTING SECTOR	63
APPENDIX 3 - GLOSSARY	67

CONSOLIDATED FINANCIAL STATEMENTS

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SIGNIFICANT ACCOUNTING POLICIES	89
2.	MEASUREMENT UNCERTAINTY	101
3.	ACCOUNTING CHANGES	102
4.	TAX-FUNDED TRANSFERS	103
5.	CASH	104
6.	SHORT-TERM INVESTMENTS	105
7.	ACCOUNTS RECEIVABLE	106
8.	LOANS AND PORTFOLIO INVESTMENTS	107
9.	GENERATIONS FUND	110
10.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	112
11.	DEFERRED REVENUE	113
12.	OTHER LIABILITIES	115
13.	FEDERAL GOVERNMENT TRANSFERS TO BE REPAID	116
14.	PENSION PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	117
15.	RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS	132
16.	DEBTS	134
17.	FIXED ASSETS	140
18.	CONTRACTUAL OBLIGATIONS	143
19.	LOAN GUARANTEES	148
20.	CONTINGENCIES	151
21.	CASH FLOW INFORMATION	152
22.	ASSET-BACKED TERM NOTES (ABTNS)	154
23.	COMPARATIVE FIGURES	156

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APPENDICES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	NATIONAL ASSEMBLY, APPOINTED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED FROM THE GENERAL FUND OF THE CONSOLIDATED REVENUE FUND	157
2.	GOVERNMENT BODIES, SPECIAL FUNDS AND SINKING FUNDS	159
3.	ORGANIZATIONS IN THE GOVERNMENT'S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	162
4.	GOVERNMENT ENTERPRISES	167
5.	GOVERNMENT DEPARTMENTS AND BODIES THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY	168
6.	REVENUE	170
7.	EXPENDITURE	171
8.	INVESTMENT IN GOVERNMENT ENTERPRISES	172
9.	SEGMENT DISCLOSURES	183
10.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	188

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Presentation of the Public Accounts

The 2015-2016 Public Accounts present the results and financial position of the Gouvernement du Québec. They include a financial analysis to increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances considers that the use of indicators is efficient for studying changes in the state of the Government's finances. Therefore, eleven indicators are presented in the section “Analysis of the consolidated financial statements”.

The 2015-2016 Public Accounts present information on the actual results for the fiscal year ended March 31, 2016. The initial forecasts of the results for this fiscal year were presented in Budget 2015-2016 on March 26, 2015 and revised in The Québec Economic Plan – November 2015 Update on November 26, 2015. Preliminary results were presented in Budget 2016-2017 on March 17, 2016. The comparative analysis with the Budget that appears in the present publication was made using the initial forecasts presented in Budget 2015-2016 on March 26, 2015, according to the standards adopted by the Public Sector Accounting Board (PSAB).

The Public Accounts for the fiscal year ended March 31, 2016 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001). They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, funds, bodies, and organizations in the health and social services and education networks as well as employees from government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 – Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that facilitates understanding of the transactions carried out in fiscal 2015-2016.

The consolidated financial statements consist of many items.

  A consolidated statement of operations, which accounts for the annual surplus or deficit arising from operations during the fiscal year. It presents the Government's revenue, the cost of services and other expenses for the year.

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Presentation of the Public Accounts (cont'd)

  A consolidated statement of accumulated deficit, which shows the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to it and various restatements stemming from accounting changes.

  A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It establishes the net debt, which consists of the accumulated deficit and non-financial assets.

  A consolidated statement of change in net debt, which accounts for the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements stemming from accounting changes.

  A consolidated statement of cash flow, which provides information on the Government's liquid assets generated by or used during the fiscal year within the context of operating, equity investment, fixed asset investment and financing activities.

  Notes and appendices, which provide additional information on the items of the consolidated financial statements and which are an integral part of these statements. They also include a summary of the main accounting policies used to prepare the consolidated financial statements, as well as consolidated information by government mission on operations.

In accordance with the Auditor General Act (CQLR, chapter V-5.01), the Auditor General of Québec prepares, as an independent auditor, a report included with the Government's consolidated financial statements in which she expresses her opinion on the financial statements.

Volume 2 – Financial information on the Consolidated Revenue Fund: general fund and special funds

Volume 2 presents the financial information on the Consolidated Revenue Fund, which is made up of the general fund and the special funds. This volume is divided into two parts. The first part reports on the revenue of government departments and budget-funded bodies, their authorized appropriations, the expenses and other costs charged to each of these appropriations and, lastly, the financial operations of the specified purpose accounts they administer. The second part presents the revenue of the special funds as well as their approved and realized expenses and investments.

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ANALYSIS

OF THE

CONSOLIDATED

FINANCIAL STATEMENTS

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

1.	Highlights for the 2015-2016 fiscal year

Consolidated operations
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

Note:	Based on the data presented in the “Summary of consolidated operations” table on page 20. The proportions expressed in percentages are determined on the basis of total revenue.

(1)

Own-source revenue includes Generations Fund revenue of $1 586 M, $1 453 M and $1 279 M for Budget 2015-2016 of March 26, 2015, for actual 2015-2016 results and for actual 2014-2015 results, respectively.

Budget balance

In Budget 2015-2016 of March 26, 2015 (hereinafter “the Budget”), the Government forecast an annual surplus of $1 586 million. Within the meaning of the Balanced Budget Act1 and, taking into account the allocation of $1 586 million in revenue to the Generations Fund, a balanced budget was forecast for fiscal 2015-2016.

The results for fiscal 2015-2016 show an annual surplus of $3 644 million. Taking into account the deposit of $1 453 million in dedicated revenues in the Generations Fund, the budget balance is $2 191 million, an improvement of $2 191 million compared with the Budget forecast. This sum has been allocated in its entirety to the stabilization reserve, in accordance with the Balanced Budget Act. The Government may also decide to deposit a portion in the Generations Fund.

[1] CQLR, chapter E-12.00001

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1.	Highlights for the 2015-2016 fiscal year (cont'd)

Consolidated revenue

Total consolidated revenue stood at $100 123 million, which represents a downward adjustment of $37 million compared with the Budget. It was up $4 186 million, or 4.4%, relative to fiscal 2014-2015.

  The difference between revenue for the current fiscal year and the figure announced in the initial Budget can be explained by lower-than-anticipated revenue. Revenue from consumption taxes, miscellaneous revenue and revenue from federal government transfers are, respectively, $184 million, $769 million and $543 million lower than expected. This was offset in large part by upward adjustments of $1 207 million in income and property taxes, $201 million in duties and permits and $51 million in revenue from government enterprises.

  The increase of $4 186 million in revenue for the current fiscal year relative to the previous fiscal year can be attributed to revenue increases of $2 738 million in income and property taxes, $860 million in consumption taxes, $546 million in duties and permits, $74 million in miscellaneous revenue and $362 million in federal government transfers as well as by a decrease of $394 million in revenue from government enterprises.

Consolidated expenditure

Consolidated expenditure stands at $96 479 million, which represents a downward adjustment of $2 095 million, or 2.1%, compared with the Budget forecast. Relative to the previous fiscal year, consolidated expenditure rose by $678 million or 0.7%.

  Budget 2015-2016 forecast a growth rate of 1.5% for consolidated expenditure, whereas the actual rate was 0.7%. This lower-than-anticipated growth can be attributed to downward adjustments in spending, in 2015-2016, of $187 million for the “Health and Social Services” mission, $77 million for the “Education and Culture” mission, $814 million for the “Economy and Environment” mission, $34 million for the “Support for Individuals and Families” mission, $509 million for the “Administration and Justice” mission and $474 million for “Debt service”.

  The increase of $678 million in expenditure for fiscal 2015-2016 relative to the previous fiscal year is due to spending increases of $709 million for the “Health and Social Services” mission, $127 million for the “Education and Culture” mission and $186 million for the “Economy and Environment” mission. This is offset in part by a decrease of $82 million in spending for the “Support for Individuals and Families” mission and $261 million for “Debt service”.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

2.	Overview of Budget 2015-2016

The annual surplus forecast in Budget 2015-2016 was $1 586 million. After the allocation of $1 586 million in revenue to the Generations Fund, a return to a balanced budget was forecast within the meaning of the Balanced Budget Act.

Own-source revenue

Own-source revenue, excluding that from government enterprises was expected to grow by 5.3%. This growth reflected in particular the anticipated acceleration of economic activity in Québec and the impact of measures implemented to achieve a balanced budget in 2015-2016.

Revenue from government enterprises

Revenue from government enterprises in 2015-2016 was expected to fall by 7.0% before the allocation to the Generations Fund, mainly because of Hydro-Québec's results in 2014-2015, which reflected, for that year, the impact of the cold weather.

Federal government transfers

Federal government transfer revenue was expected to increase by 3.9% in 2015-2016. This change can be explained mainly by a 6.0% increase in health transfers arising essentially from annual growth of 6.0% in the Canada Health Transfer (CHT) cash envelope for the provinces as a whole, and by a 5.9% increase in other programs, particularly because of a revenue increase linked to the Société de financement des infrastructures locales du Québec (SOFIL).

Consolidated expenditure

Budget 2015-2016 anticipated growth of 1.5% in consolidated expenditure, excluding debt service. The budget forecast an increase of $535 million in spending for the “Health and Social Services” mission, $177 million in spending for the “Education and Culture” mission, $449 million in spending for the “Economy and Environment” mission, $369 million in spending for the “Administration and Justice” mission as well as a decrease of $216 million in spending for the “Support for Individuals and Families” mission.

Consolidated debt service

Debt service was expected to climb by 1.5%. This change was attributed in particular to the anticipated growth in the debt.

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3.	Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results, particularly:

  the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $650 million on the Government's own-source revenue;

  the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs.
  Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

  the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government.
  These data and negotiations can both affect federal government transfer revenue;

  unforeseen situations such as natural catastrophes, work stoppages, etc.;

  the change in interest rates, which has an impact on debt service, is presented in Note 15 (p. 132,133) of the consolidated financial statements;

  the risk that a financial intermediary will default on its contractual obligations (credit risk) is presented in Note 15 (p. 132,133) of the consolidated financial statements;

  the settlement of certain claims and lawsuits pending against the Government before the courts, which are presented in Note 20 (p. 151) of the consolidated financial statements.

The consolidated financial statements also set forth in Note 2 (p. 101) the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

  using forecasts that reflect the consensus of forecasters;

  monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

  implementing economic support measures.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

3.	Risks and uncertainties (cont'd)

A government cannot prevent a recession or the impact of an economic slowdown single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 15 (p. 132,133) of the consolidated financial statements.

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4.	Variance analysis

Summary of consolidated operations
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

								Change
								compared with
			Actual results	Change		Actual results		actual results for
	Budget		as at	compared		as at		the previous
	2015-2016	(1)	March 31, 2016	with Budget		March 31, 2015	(2)	fiscal year
				$	%			$	%
REVENUE
Income and property taxes	43 266		44 473	1 207	2.8	41 735		2 738	6.6
Consumption taxes	18 701		18 517	(184)	(1.0)	17 657		860	4.9
Duties and permits	3 627		3 828	201	5.5	3 282		546	16.6
Miscellaneous revenue	10 160		9 391	(769)	(7.6)	9 317		74	0.8
Revenue from government enterprises	4 962		5 013	51	1.0	5 407		(394)	(7.3)
Own-source revenue	80 716		81 222	506	0.6	77 398		3 824	4.9
Federal government transfers	19 444		18 901	(543)	(2.8)	18 539		362	2.0
Total revenue	100 160		100 123	(37)	(0.0)	95 937		4 186	4.4
EXPENDITURE
Health and Social Services	37 688		37 501	(187)	(0.5)	36 792		709	1.9
Education and Culture	21 074		20 997	(77)	(0.4)	20 870		127	0.6
Economy and Environment	12 511		11 697	(814)	(6.5)	11 511		186	1.6
Support for Individuals and Families	9 623		9 589	(34)	(0.4)	9 671		(82)	(0.8)
Administration and Justice	7 195		6 686	(509)	(7.1)	6 687		(1)	(0.0)
Sub-total	88 091		86 470	(1 621)	(1.8)	85 531		939	1.1
Debt service	10 483		10 009	(474)	(4.5)	10 270		(261)	(2.5)
Total expenditure	98 574		96 479	(2 095)	(2.1)	95 801		678	0.7
ANNUAL SURPLUS	1 586		3 644	2 058	-	136		3 508	-

(1)

Based on the data presented in Budget 2015-2016 of the Ministère des Finances tabled on March 26, 2015. Certain figures from Budget 2015-2016 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

(2)	Certain figures for 2014-2015 have been reclassified for consistency with the presentation adopted as at March 31, 2016.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

4.	Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2015-2016 was $37 million lower than forecast in the Budget, owing to an upward adjustment of $506 million in own-source revenue and to a downward revision of $543 million in federal government transfers.

Own-source revenue

The upward adjustment of $506 million in own-source revenue compared with the Budget results from the combination of the following changes:

  revenue from income and property taxes that was $1 207 million higher than expected, due in particular to:

—	higher-than-anticipated personal income tax revenue, reflected in particular by a higher-than-expected level of taxable income in 2015,

—	stronger-than-anticipated growth in corporate tax revenue, particularly instalment payments, despite the downward adjustment in the growth of the net operating surplus of corporations since the Budget;

  a $184-million downward adjustment in consumption tax revenue, stemming notably from the fact that revenue from the sales tax was lower than forecast as a result of weaker-than-expected household consumption;

  a $201-million upward adjustment in duties and permits arising in particular from higher-than- expected revenue from emission allowances under Québec’s cap-and-trade system for greenhouse gas emission allowances;

  miscellaneous revenue that was $769 million lower than forecast, due primarily to:

—	a decrease of $288 million in interest income and revenue from fines, forfeitures and recoveries,

—	a decrease of $186 million in the realized investment income of the Generations Fund,

—	a decrease of miscellaneous revenue in several other bodies;

  a $51-million upward adjustment in revenue from government enterprises, owing primarily to the fact that the results of Loto-Québec and Société des alcools du Québec were better than anticipated.

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4.	Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated revenue (cont'd)

Federal government transfers

Federal government transfers were $543 million lower than forecast in the Budget. This difference can be explained mainly by a downward adjustment of:

  $112 million in health transfers and $67 million in transfers for post-secondary education and social programs, attributable mainly to the upward adjustment of the value of the special Québec abatement, a value that is substracted from these transfers;

  $106 million in the revenue of the Canada Student Loans Program on account of a lower-than- anticipated compensatory payment;

  $86 million in recognized revenue from the federal gasoline tax for the funding of municipal infrastructure;

  $82 million in revenue from the Building Canada Fund;

  $55 million in transfers for Lac-Mégantic due to the lower-than-anticipated cost of decontaminating the downtown area;

  $41 million in revenue from the Canada Mortgage and Housing Corporation, owing in particular to a decrease in the operating deficit of subsidized bodies (low-cost housing);

  $21 million in revenue from the Program for processing organic matter using biomethanation and composting on account of delays in the progress of projects.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

4.	Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated expenditure

Total consolidated expenditure for fiscal 2015-2016, excluding debt service, stood at $86 470 million, which represents a downward adjustment of $1 621 million compared with the Budget forecast. The differences in the consolidated expenditure for each mission can be attributed to:

  a $187-million decrease in spending for the “Health and Social Services” mission, stemming essentially from a decline of:

—	$194 million in the operating and transfer expenditures of the health and social services network, particularly because of the reorganization of administrative and support services and a decrease in spending on medications, fuel and laundry services;

  a $77-million decrease in spending for the “Education and Culture” mission, resulting primarily from:

—	a $147-million decrease in remuneration expenses in school boards and CEGEPs because of strike days,

—	a lump-sum payment of $85 million following the negotiation of collective agreements in school boards;

  an $814-million decrease in spending for the “Economy and Environment” mission, stemming notably from the decrease of:

—	$272 million in expenditures arising notably from the change in the implementation rate of the 2013-2020 Climate Change Action Plan,

—	$122 million in the contribution of La Financière agricole du Québec for its financing, insurance and income protection programs, essentially the AgriStability and Farm Income Stabilization Insurance programs, because of favourable economic conditions,

—	$118 million in transfer expenditures to municipalities and municipal bodies on account of delays in the construction of municipal infrastructure projects,

—	$97 million in provisions for the Economic Development Fund,

—	$88 million in transfer expenditures, due in particular to a decrease in the operating deficit of subsidized bodies (low-cost housing) and to delays in the implementation of projects under the AccèsLogis Québec program;

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4.	Variance analysis (cont'd)

4.1 Comparison of actual results with the Budget (cont'd)

Consolidated expenditure (cont'd)

  a $34-million decrease in spending for the “Support for Individuals and Families” mission, resulting in particular from a decline of $17 million due to the lower costs associated with legal aid and the application of Chapter III of the Act respecting legal aid and the provision of certain other legal services;

  a $509-million reduction in spending for the “Administration and Justice” mission, owing in particular to a decrease of:

—	$235 million because of the non-utilization of sums provided for in the contingency fund,

—	$63 million in spending for the pension plans due to a decrease in the public service workforce and lower-than-anticipated salary indexation,

—	$21 million in the expenditures of the Commission des normes du travail due to the transfer of its activities as of January 1, 2016 to the Commission des normes, de l’équité, de la santé et de la sécurité du travail, whose activities are not included in the Government’s reporting entity,

—	$10 million following a review of the subsidy program for sales recording modules in bars,

—	$111 million attributable to lower-than-anticipated expenditures under the programs of certain bodies or departments.

Consolidated debt service was $474 million less than forecast in the Budget, mainly because of weaker-than-expected interest rates.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

4.	Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government's total revenue for fiscal 2015-2016 was up $4 186 million from the previous fiscal year, as a result of an increase of $3 824 million in own-source revenue and of $362 million in federal government transfers.

Own-source revenue

The increase of $3 824 million, or 4.9%, in own-source revenue is due to:

  a $2 738-million climb in revenue from income and property taxes, caused primarily by:

—	an increase of $1 206 million in personal income tax revenue, stemming mainly from growth in the average weekly remuneration and number of jobs compared with the previous fiscal year, a rise in retirement income and an increase in income subject to personal income tax,

—	a $1 179-million climb in corporate tax revenue, largely attributable to the increase in the net operating surplus of corporations,

—	a $217-million rise in contributions for health services, stemming mainly from growth in the average weekly remuneration and number of jobs compared with the previous fiscal year;

  an $860-million increase in revenue from consumption taxes, resulting primarily from:

—	growth of $719 million in sales tax revenue, attributable largely to an increase in taxable sales,

—	growth of $91 million in fuel tax revenue, due primarily to an increase in taxable sales;

  a $546-million rise in revenue from duties and permits, which is explained mainly by:

—	an increase of $456 million in greenhouse gas emission allowances resulting from:

	—	a climb of $582 million in revenue from the auction of these allowances,

	—	a $126-million decrease in revenue from the duty on fuel and fossil fuels, owing to the end of the collection of this duty from energy distributors on December 31, 2014,

—	a $24-million rise in registration fees;

  a $74-million increase in miscellaneous revenue, stemming primarily from a $70-million increase in interest income, which can be explained notably by a downward adjustment of revenue in 2014-2015 for the settlement of disputes;

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

4.	Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated revenue (cont'd)

Own-source revenue (cont'd)

  a $394-million reduction in revenue from government enterprises, owing primarily to:

—	a decrease of $565 million in Hydro-Québec’s net results, which can be attributed mainly to decreased demand because of the warmer weather in winter 2016,

—	growth of $176 million in Loto-Québec’s net results, attributable in particular to increased lottery sales because of the large number of major prizes.

Federal government transfers

The increase of $362 million, or 2.0%, in federal government transfers, can be explained in particular by:

  a $235-million rise in equalization revenue, stemming primarily from the increase in the Canadian equalization envelope, tied to growth in Canada’s nominal GDP;

  a $205-million increase in health transfer revenue, explained essentially by annual growth of 6.0% in the Canada Health Transfer (CHT) cash envelope for the provinces as a whole, offset by the increase of the value of the special Québec abatement, a value that is subtracted from these transfers.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

4.	Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure

The increase of $939 million, or 1.1%, in consolidated expenditure excluding debt service can be attributed to the following changes:

  an increase of $709 million, or 1.9%, in spending for the “Health and Social Services” mission, resulting from:

—	growth of $454 million resulting from the increase in the cost of services funded by the Régie de l’assurance maladie du Québec,

—	a $106-million climb in spending attributable to an increase in the cost of medications for people covered by the Public Prescription Drug Insurance Plan and the cost of the tax credit for home-support for seniors,

—	a $101-million rise in the depreciation expenses of fixed assets of organizations in the health and social services network;

  an increase of $127 million, or 0.6%, in spending for the “Education and Culture” mission, resulting in particular from:

—	a $74-million rise in the amount for the refundable tax credit for film production,

—	growth of $52 million in scholarships provided with student loans;

  an increase of $186 million, or 1.6%, in spending for the “Economy and Environment” mission, due in particular to the following changes:

—	a $337-million rise in the transfer expenditures of the Société de financement des infrastructures locales du Québec, attributable mainly to the implementation of the 2014-2019 plan for drinking water, wastewater and public transit infrastructure programs,

—	a $178-million increase in the transfer expenditures of the Land Transportation Network Fund, attributable notably to the renewal of the assistance program for the development of shared transportation and the local roads assistance program for the 2015 and 2016 calendar years,

—	a $128-million decrease in expenditures for losses on guaranteed financial initiatives of the Economic Development Fund and the Ministère de l’Économie, de la Science et de l’Innovation owing to the improved financial situation of businesses that benefit from these initiatives,

—	a decrease of $78 million in the transfer expenditures of the Territories Development Fund, stemming mainly from the end of agreements with local development centres,

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4.	Variance analysis (cont'd)

4.2 Comparison of actual results with the previous fiscal year (cont'd)

Consolidated expenditure (cont'd)

—	a decrease of $51 million in the transfer expenditures of the Société d’habitation du Québec, which can be explained in particular by the pace of projects under way for the AccèsLogis Québec program,

—	a decline of $45 million in the transfer expenditures of La Financière agricole du Québec, attributable mainly to a decrease in the contribution of the Fonds d’assurance-stabilisation des revenus agricoles;

  a decrease of $82 million, or 0.8%, in spending for the “Support for Individuals and Families” mission, resulting in particular from:

—	a $44-million decline in subsidies of the Ministère du Travail, de l’Emploi et de la Solidarité sociale, particularly because of a decrease in clientele for the Youth Alternative, Social Assistance and Social Solidarity programs,

—	a $54-million decline in the tax credit amounts claimed for the work premium,

—	an increase of $33 million in the tax credit amounts claimed for childcare expenses.

Lastly, debt service was down $261 million, or 2.5%, from 2014-2015. This decrease is due mainly to the growth in the income of the Retirement Plans Sinking Fund. The income of the Retirement Plans Sinking Fund is applied against debt service.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

5.	Balanced Budget Act

Budget balance

The purpose of the Balanced Budget Act is to balance the budget of the Québec government. It stipulates that the Government may not incur a budgetary deficit.

Fiscal 2015-2016 ended with a budget balance of $2 191 million, which takes into account the allocation of $1 453 million to the Generations Fund.

Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

	Budget	Actual results as at
	2015-2016	March 31, 2016
Annual surplus	1 586	3 644
Revenue of the Generations Fund	(1 586)	(1 453)
Budget balance	-	2 191

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5.	Balanced Budget Act (cont'd)

Stabilization reserve

The Act provides for the establishment of a stabilization reserve to facilitate the Government’s multi-year budget planning.

The stabilization reserve is used to maintain a balanced budget; its balance is reduced by the amount needed to achieve that objective. In addition, the government may, on the conditions it determines, use the stabilization reserve to deposit sums in the Generations Fund. Its balance is reduced by the amount deposited in the Fund.

The sums allocated annually to the stabilization reserve correspond to the amount of the recorded surplus for that fiscal year, i.e. a budget balance that is greater than zero, established in accordance with the provisions of the Balanced Budget Act.

The surplus of $2 191 million recorded in 2015-2016 has thus been allocated to the stabilization reserve. The Government may also decide to deposit a portion in the Generations Fund.

Stabilization reserve
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

2016
Opening balance	-
Surplus for the year	2 191
Closing balance	2 191

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

5.	Balanced Budget Act (cont'd)

Generations Fund

Budget 2015-2016 forecast that the revenue of the Generations Fund would amount to $1 586 million. Ultimately, the fund's revenue stood at $1 453 million, or $133 million less than forecast. The fund's balance was $8 522 million as at March 31, 2016.

Statement of change in the balance of the Generations Fund
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

	2016		2015
		Actual	Actual
	Budget	results	results

Opening balance	6 912	6 938	5 659
Own-source revenue
Consumption taxes
Specific tax on alcoholic beverages	100	100	100
Duties and permits
Water-power royalties	756	741	761
Mining revenues	116	161
Miscellaneous revenue
Unclaimed property	25	55	32
Investment income	484	298	315
Revenue from government enterprises, taken out of dividends
Hydro-Québec
Indexation of the average cost of heritage pool electricity	105	98	71
Total own-source revenue	1 586	1 453	1 279
Deposit from the accumulated surplus of the Commission des normes du travail	89	131
Closing balance	8 587	8 522	6 938

Note:	Based on the data presented in Note 9 of the consolidated financial statements (p. 110, 111).

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6.	Analysis of main trends

The main trends analysis presented in this section uses data from the consolidated financial statements of the Gouvernement du Québec.

The data used to determine the trends presented in this section must be analyzed taking into account the impact of the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Previously, such organizations were accounted for using the modified equity method.

For the purpose of calculating the annualized growth of revenue and expenditure, the data for 2009-2010 and subsequent years were brought in on a comparable basis, by taking into account the organizations in the health and social services and education networks using the modified equity method.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

6.	Analysis of main trends (cont'd)

Budget balance within the meaning of the Balanced Budget Act

Note:	The difference between the annual surplus (deficit) in the financial statements and the budget balance within the meaning of the Balanced Budget Act, stems mainly from the revenue allocated to the Generations Fund, the use of the stabilization reserve to maintain a balanced budget in a budgetary deficit situation, the taking into account of adjustments related to accounting changes, and the exclusion, in 2012-2013, of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec's Gentilly-2 nuclear generating station.

In fiscal 2006-2007 and 2007-2008, surpluses were posted to the stabilization reserve. In 2008-2009 and 2009-2010, the financial crisis and the global recession led to a substantial deterioration in the Government's financial balances. The use of the stabilization reserve reduced the budget balance within the meaning of the Balanced Budget Act to zero in 2008-2009. The provisions of this Act, as adopted on April 21, 2015, which prohibit a budgetary deficit, did not apply to the 2009-2010 to 2014-2015 fiscal years. Over that period, the Government showed budgetary deficits annually in compliance with the Act.

The budget balance for 2015-2016 was $2 191 million and it has been allocated to the stabilization reserve.

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6.	Analysis of main trends (cont'd)

Revenue

Change in consolidated revenue
REVENUE BY SOURCE
(in millions of dollars)

(1)	Other revenue includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government's consolidated revenue rose from $69.6 billion to $100.1 billion from fiscal 2006-2007 to 2015-2016. The annual average growth of this revenue was 3.6%, while that of GDP was 3.0% over the same period.

The own-source revenue of organizations in the health and social services and education networks has been included in consolidated revenue ever since these networks were consolidated line by line in 2009-2010. Such revenue, which amounts to roughly $4.0 billion, includes, among other things, school property taxes and various user contributions including tuition fees.

Total revenue grew constantly, except in 2008-2009, when a decrease was recorded for revenue from income and property taxes.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

6.	Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Income and property taxes

Revenue from income and property taxes increased from 2006-2007 to 2007-2008. It decreased in 2008-2009 and 2009-2010, due notably to the impact of the financial crisis and the recession on reported income as well as the fiscal measures implemented under the economic action plan to support the economy during the recession. The decline in income and property tax revenue also reflects the lowering of personal income tax in 2008 and the impact of the other fiscal measures announced in the 2007-2008 to 2009-2010 budgets on corporate taxes. Income tax revenue resumed its upward progression, reaching $44 473 million in 2015-2016. It grew by 3.0% per year on average from 2006-2007 to 2015-2016.

Consumption taxes

Revenue from consumption taxes increased from $12 851 million in 2006-2007 to $18 517 million in 2015-2016. The average annual growth rate for the period was 4.3% owing to sustained growth in retail sales, the successive one-percentage-point increases in the QST rate as of January 1, 2011 and January 1, 2012, and the harmonization of the QST with the GST as of January 1, 2013 for financial institutions. It has grown regularly since 2006-2007, except in 2009-2010 when it fell slightly.

Federal government transfers

Federal government transfer revenue rose from $11 970 million in 2006-2007 to $18 901 million in 2015-2016. Federal government transfer revenue grew by an average of 5.1% per year over that period. It thus increased from 2006-2007 to 2010-2011, despite the recognition in 2011-2012 of a decrease resulting mainly from a decline in equalization revenue because of Québec's relatively good economic performance. Federal government transfer revenue grew in 2012-2013 and 2013-2014, notably because of payments totalling $2 200 million in federal compensation for harmonization of the sales taxes. Federal transfer revenue was fairly stable in 2014-2015 compared with the previous year and rose again in 2015-2016, particularly because of an increase in health transfers and equalization payments.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, went from $5 716 million in 2006-2007 to $5 013 million in 2015-2016. Revenue from government enterprises decreased by an average of 1.4% per year during that period, largely because Hydro-Québec’s net earnings also fell at that time.

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6.	Analysis of main trends (cont'd)

Revenue (cont'd)

Change in consolidated revenue (cont'd)

Other revenue

Lastly, other revenue grew substantially from 2006-2007 to 2015-2016 owing to, among other things:

  the addition of user contributions and tuition fees following the line-by-line consolidation of organizations in the health and social services and education networks as of 2009-2010;

  the rise in revenue from penalties and interest related to the increase in assessments made by the Agence du revenu du Québec in recent years as part of efforts to fight tax evasion;

  the taking into account of water-power royalties and the other Generations Fund revenue as of January 1, 2007.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

6.	Analysis of main trends (cont'd)

Expenditure

Change in consolidated expenditure
EXPENDITURE BY MISSION
(in millions of dollars)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

Between 2006-2007 and 2015-2016, the Government's consolidated expenditure increased by $28.9 billion, from $67.6 billion to $96.5 billion. The average annual growth of this spending was 3.5%.

Consolidated expenditure has risen since 2009-2010 due to the line-by-line consolidation of organizations in the health and social services and education networks. The impact of this spending on the annual deficit has been offset by including the networks' own-source revenue in consolidated revenue. In 2009-2010, consolidated expenditure increased by $3.7 billion.

Health and Social Services and Education and Culture

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2016, spending for health and education accounted for 60.7% of consolidated expenditure and, of that share, 38.9% was for the “Health and Social Services” mission and 21.8% for the “Education and Culture” mission.

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6.	Analysis of main trends (cont'd)

Expenditure (cont'd)

Change in consolidated expenditure (cont'd)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

  the increase in spending related to investments in road network improvement, development and maintenance and in transportation systems;

  growth in spending on municipal affairs and the regions, particularly to improve access to housing and to contribute to the repair and construction of water supply and sewer systems and the treatment of municipal wastewater in all regions of Québec;

  growth in financial support for childcare centres and other day care services;

  the creation of new government bodies, such as the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects and the Green Fund, as part of measures to foster sustainable development and offer financial support to organizations active in the environment field;

  the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs;

  the increase in the expense related to the allowance for doubtful accounts, owing to the increase in assessments by the Agence du revenu du Québec as part of efforts to fight tax evasion.

Debt service

Debt service increased by an average of 1.3% per year between 2006-2007 and 2015-2016. It stood at $10 009 million in 2015-2016.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

6.	Analysis of main trends (cont'd)

Fixed assets

Change in the net book value of fixed assets
(in millions of dollars)

The net book value of fixed assets increased by $2.7 billion over the past year, from $63.7 billion as at March 31, 2015 to $66.4 billion as at March 31, 2016. This shows that annual investments in fixed assets have outstripped the related annual depreciation of the Government's fixed assets as a whole. The remaining useful life of fixed assets is thus better today than it was a few years ago.

In 2009-2010, the increase of $16.8 billion in the net book value of fixed assets is due to the addition of the stock of fixed assets of organizations in the health and social services and education networks following the line-by-line consolidation of these organizations. Previously, such organizations were accounted for using the modified equity method.

Fixed assets can be broken down into several different categories, including complex networks, which consist mainly of net investments in road infrastructure. Such investments accounted for 37.0% of the total net book value of fixed assets as at March 31, 2016.

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6.	Analysis of main trends (cont'd)

Gross debt

Government's gross debt
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

	Actual results	Actual results
	as at	as at
	March 31, 2016	March 31, 2015

Debts before deferred foreign exchange gains (losses)	193 945	192 750
Less
Debt contracted by the Financing Fund to finance government entreprises	(308)	(383)
	193 637	192 367
Plus
Pension plans and other employee future benefits	26 745	28 172
Less
Generations Fund	(8 522)	(6 938)
Gross debt including advance borrowings	211 860	213 601
Less
Advance borrowings	(8 513)	(9 644)
Gross debt	203 347	203 957
As a % of nominal GDP	53.8%	55.1%

Change in the Government's gross debt
(in millions of dollars)

(1)

The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

6.	Analysis of main trends (cont'd)

Gross debt (cont'd)

Since the line-by-line consolidation of the financial results of organizations in the health and social services and education networks in 2009-2010, all debts contracted by these organizations have been included in those of the Government. Previously, only the portion of debt contracted by these organizations with bodies included in the Government's reporting entity were taken into account. To take the different accounting methods into account, the gross debt trend analysis has been presented in two periods.

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6.	Analysis of main trends (cont'd)

Gross debt (cont'd)

Increase of the gross debt from March 31, 2007 to March 31, 2009

The gross debt, which stood at $144.5 billion as at March 31, 2007, reached $152.5 billion as at March 31, 2009. This represents an increase of $8.0 billion, resulting from:

  investments of $3.9 billion by the Government in its fixed assets;

  investments, loans and advances of $3.6 billion, some of which were made to government enterprises;

  a $1.1-billion increase in the Government's investments in the health and social services and education networks due notably to loans by Financement-Québec to finance their fixed assets;

  the $0.7 billion change in other factors.

In addition, the payments to the Generations Fund reduced the gross debt by nearly $1.4 billion.

Factors responsible for growth in the Government's gross debt from March 31, 2007 to March 31, 2009

(in millions of dollars)

Note:

The data for 2009-2010 and thereafter are not included in this chart because, following the line-by-line consolidation of the health and social services and education networks, they were not comparable with the data for 2006-2007 to 2008-2009.

(1)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

6.	Analysis of main trends (cont'd)

Gross debt (cont'd)

Increase of the gross debt from March 31, 2009 to March 31, 2016

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $203.3 billion as at March 31, 2016. Accordingly, for fiscal 2009-2010 to 2015-2016, the Government's gross debt rose by $45.7 billion. This increase is due to:

  investments of $28.7 billion by the Government in its fixed assets;

  budgetary deficits of $14.2 billion;

  investments, loans and advances totalling $11.1 billion, some of which were made to government enterprises.

The increase in the gross debt has been offset by:

  deposits in the Generations Fund, which brought the gross debt down by $7.6 billion;

  the change in other factors, which lowered the gross debt by $0.7 billion.

Factors responsible for growth in the Government's gross debt from March 31, 2009 to March 31, 2016

(in millions of dollars)

(1)	The budgetary deficits (surpluses) include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station in 2012-2013.

(2)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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7.	Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Government presents eleven indicators to assess the state of its finances. These indicators are based on those proposed by the Public Sector Accounting Board in statements of recommended practices.

The 2006-2007 accounting reform made it possible to bring the Government's accounting policies into complete conformity with Canadian public sector accounting standards. It also made it possible to integrate the organizations in the health and social services and education networks into the Government's reporting entity, initially at modified equity value and subsequently, in 2009-2010, on a line-by-line consolidation basis.

For the purposes of this section, gross domestic product (GDP) corresponds to nominal gross domestic product.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

7.	Results of the indicator analysis (cont'd)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through borrowings. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government's financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government's financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

Financial and non financial assets
(as a percentage of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 44.2% in 2006-2007. It rose to 45.6% as at March 31, 2010 due to the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. The ratio stood at 53.9% as at March 31, 2016. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past years, borrowings have been used mainly to finance fixed asset acquisitions.

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7.	Results of the indicator analysis (cont'd)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government's gross debt into perspective by comparing it with the Government's revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

Gross debt
(as a percentage of total revenue)

(1)	The increase in the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 213.7%.
(2)	The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

In 2006-2007, the gross debt as a percentage of total revenue stood at 207.6%. From 2006-2007 to 2008-2009, the ratio increased slightly from 207.6% to 208.7%. From 2009-2010 to 2012-2013, it rose again, from 207.8% to 218.3%. In 2015-2016, it stood at 203.1%, a decrease compared to 2014-2015.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

7.	Results of the indicator analysis (cont'd)

Indicator 3: Expenditures by mission to total expenditure

This indicator illustrates the trend in Government spending for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for a mission must not be substantially higher than that of total spending.

Expenditures by mission
(as a percentage of total expenditure)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

The expenses of the “Health and Social Services” mission show an average annual progression of 4.9% from 2006-2007 to 2015-2016, compared with 3.5% for total consolidated expenditure, such that the proportion of this mission's expenses in expenditures as a whole rose from 35.0% to 38.9%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission. It also reflects the ever-growing needs entailed, among other things, by the aging of the population.

This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission has remained fairly stable, going from 19.6% to 21.8%. Regarding the other mission expenditures, their share to total expenditure went from 32.5% in 2006-2007 to 29.0% in 2015-2016.

The share of total spending devoted to “Debt service” fell from 12.9% in 2006-2007 to 10.4% in 2015-2016. During that period, the average annual growth in “Debt service” was 1.3%.

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7.	Results of the indicator analysis (cont'd)

Indicator 4: Gross debt to GDP

This indicator puts the Government's gross debt and its ability to pay into perspective, as measured by GDP. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative weight of the gross debt.

Gross debt
(as a percentage of GDP)

(1)	The value of the gross debt as at March 31, 2014 was increased by $709 M to reflect the taking over by Financement-Québec of loans belonging to the Financing Fund made to entities not included in the Government's reporting entity.

The ratio of gross debt to GDP improved from 49.7% to 48.5% from 2006-2007 to 2008-2009. In 2009-2010, it stood at 51.9% on the basis of the line-by-line consolidation of the health and social services and education networks. In 2015-2016 it amounted to 53.8%, which represents a decrease compared with 2014-2015.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

7.	Results of the indicator analysis (cont'd)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government's ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative weight of the debt representing accumulated deficits is on the decline.

Debt representing accumulated deficits
(as a percentage of GDP)

Note:	Before taking into account the stabilization reserve.

In 2006-2007, the ratio of the debt representing accumulated deficits to GDP stood at 33.1%.

Since 2009-2010, the ratio of the debt representing accumulated deficits to GDP decreased from 34.7% to 31.2%.

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7.	Results of the indicator analysis (cont'd)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare, over time, the growth rate of government spending with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy and makes it possible to assess the relative weight of the cost of public services in the economy.

Expenditures (excluding debt service)
(as a percentage of GDP)

Expenditures excluding debt service as a percentage of GDP increased slightly between 2006-2007 and 2007-2008, going from 20.3% to 20.5%. In 2008-2009, the ratio rose to 21.1% because, particularly, of weak growth in GDP.

Since fiscal 2009-2010, following the line-by-line consolidation of organizations in the health and social services and education networks, consolidated expenditure has incorporated the networks' expenditures as a whole, which largely explains why the ratio rose to 23.4%. The Government kept spending growth above GDP in order to continue supporting the economy and maintain public services during the recession. Spending grew at a rate below that of GDP from 2010-2011 to 2012-2013, with the result that its relative weight in the economy fell, going from 23.3% to 22.7% . In 2013-2014, the rate rose to 23.3%, particularly because growth in spending outstripped that of GDP. In 2015-2016, the rate decreased to 22.9% due to an increase of 1.1% in spending, while GDP was up 2.0%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

7.	Results of the indicator analysis (cont'd)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

Debt service
(as a percentage of total revenue)

Overall, the proportion of budgetary revenue devoted to debt service has fallen since 2006-2007.

In 2006-2007, the debt service to total revenue ratio was 12.5%. In 2009-2010, it stood at 10.0%, taking into account the line-by-line consolidation of organizations in the health and social services and education networks. In 2015-2016, it stood at 10.0%, which represents a decrease compared with 2014-2015.

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7.	Results of the indicator analysis (cont'd)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

Net book value of fixed assets
(as a percentage of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen significantly over the past 10 years, from 52.3% as at March 31, 2007 to 57.2% as at March 31, 2016. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government's fixed assets as a whole. The average age and the remaining useful life of fixed assets are thus better today than they were a few years ago.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
S TATEMENTS 2015 - 2016

7.	Results of the indicator analysis (cont'd)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government's own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government's revenue, apart from transfers received from the federal government. A decline in this ratio over time tends to indicate that more created wealth is directly available to taxpayers.

Own-source revenue
(as a percentage of GDP)

(1)	The decline of the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of the Hydro-Québec's Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 20.4%.

The ratio of own-source revenue to GDP decreased from 2006-2007 to 2008-2009, going from 19.8% to 18.4%, notably because of the impact of the recession on the Government's revenue. The ratio rose to 19.6% in 2009-2010, owing to the increase in own-source revenue caused by the line-by-line consolidation of organizations in the health and social services and education networks. It rose to 20.1% in 2011-2012 due to the increase in revenue required to restore fiscal balance. The loss arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station reduced the ratio to 19.9% in 2012-2013. It subsequently rose to 20.7% in 2013-2014 and settled at 21.5% in 2015-2016.

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7.	Results of the indicator analysis (cont'd)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the portion of the Québec government's revenue that comes from the federal government.

Federal government transfers
(as a percentage of total revenue)

From 2006-2007 to 2007-2008, the proportion of federal government transfers in total revenue rose from 17.2% to 20.1%, owing notably to a thorough reform of the equalization program. The proportion reached 21.8% in 2009-2010 particularly because of the incorporation of organizations in the health and social services and education networks and the increase in funds transferred by the federal government under various agreements. In 2011-2012, the proportion decreased to 19.8% mainly due to a decline in equalization revenue stemming from Québec's relatively good economic performance. In 2012-2013 and 2013-2014, the proportion of federal government transfers in total revenue stood at 19.9%. It fell slightly in 2014-2015, to 19.3%, due to the end of payments of compensation for harmonization of the QST with the GST. It stood at 18.9% in 2015-2016.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

7.	Results of the indicator analysis (cont'd)

Indicator 11: Debt in foreign currency to gross debt

This indicator illustrates the degree to which the Government's debt service may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the vulnerability of debt service is on the decline.

Debt in foreign currency
(as a percentage of gross debt)

Note:	Gross debt including advance borrowings.

From 2006-2007 to 2008-2009, the proportion of the debt in foreign currency rose from 5.8% to 6.7%. The proportion has decreased since 2009-2010, from 3.3% to 0.2%. The proportion has been zero since 2012-2013, with the result that debt service is no longer vulnerable to fluctuations in the Canadian dollar relative to the currencies in which the Government holds part of its debt.

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APPENDIX 1

Financial statistics

These tables present the historical data for certain consolidated financial statement items over the past years: these data correspond to those determined at the time of their original publication. However, a number of adjustments or reclassifications have been made to “Revenue” and “Expenditure” in order to present them according to the budgetary structure in effect for 2015-2016 and render them comparable with the historical data presented in the most recent budget plan.

Historical data for consolidated financial statement items
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal			(Deficit)	Financial			Non-Financial	Accumulated
year	Revenue	Expenditure	surplus(1)	assets	Liabilities	Net debt(2)	assets(3)	deficit(4)
2015-2016	100 123	96 479	3 644	70 767	(255 792)	(185 025)	67 095	(117 930)
2014-2015	95 937	95 801	136	70 178	(255 758)	(185 580)	64 419	(121 161)
2013-2014	93 231	94 934	(1 703)	62 701	(243 962)	(181 261)	61 372	(119 889)
2012-2013	87 997	90 512	(2 515)	62 015	(237 502)	(175 487)	57 392	(118 095)
2011-2012	86 410	88 198	(1 788)	60 060	(227 171)	(167 111)	52 989	(114 122)
2010-2011	82 863	85 253	(2 390)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	78 604	81 544	(2 940)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations(5)
2008-2009	73 227	74 485	(1 258)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	73 126	71 476	1 650	49 016	(173 334)	(124 318)	30 147	(94 171)
2006-2007	69 609	67 616	1 993	47 732	(169 923)	(122 191)	26 432	(95 759)
Before the reform of government accounting(6)
2005-2006	63 763	63 726	37	40 355	(145 038)	(104 683)	12 984	(91 699)
2004-2005	60 204	60 868	(664)	39 258	(138 300)	(99 042)	11 818	(87 224)
2003-2004	57 548	57 906	(358)	35 962	(132 987)	(97 025)	10 735	(86 290)
2002-2003	55 124	55 852	(728)	37 071	(132 528)	(95 457)	9 716	(85 741)
2001-2002	52 560	53 488	(928)	34 332	(126 593)	(92 261)	8 161	(84 100)
2000-2001	53 075	51 698	1 377	38 620	(126 828)	(88 208)	7 166	(81 042)
1999-2000	49 332	49 325	7	35 284	(124 170)	(88 886)	6 693	(82 193)
1998-1999	48 617	48 491	126	34 898	(123 359)	(88 461)	6 233	(82 228)
1997-1998	44 097	46 254	(2 157)	27 016	(115 420)	(88 404)	5 980	(82 424)

(1)	The budget balance within the meaning of the Balanced Budget Act is presented in Table 1.3 of this appendix (p. 61).
(2)	The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.
(3)	Table 1.1 of this appendix (p. 57) presents the breakdown of the annual change in non-financial assets.
(4)	Table 1.2 of this appendix (p. 58 to 60) presents the breakdown of the annual change in accumulated deficits attributable to the comprehensive income of government enterprises and to accounting changes.
(5)	Judgment must be exercised in comparing the data for 2009-2010 and thereafter with those for prior years because of the impact of the line-by-line consolidation of organizations in the health and social services and education networks.
(6)	Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

56

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

APPENDIX 1

Financial statistics (cont'd)

Table 1.1 – Breakdown of the annual change in non-financial assets
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

	Current year change			Adjustments of the balance of non-financial assets(1)
	Net book	Inventories and		Net book	Inventories and		Total
Fiscal	value of fixed	prepaid	Net investment	value of fixed	prepaid	Net investment	change for
Year	assets	expenses	in the networks	assets	expenses	in the networks	fiscal year
2015-2016	2 695	(19)					2 676
2014-2015	2 980	34		33			3 047
2013-2014	3 977	3					3 980
2012-2013	4 863	49		(279)(2)	(230)(3)		4 403
2011-2012	5 350	252					5 602
2010-2011	4 923	(19)					4 904
2009-2010	4 226	83		16 112(4),(5)	334(5)	(9 039)(5)	11 716
2008-2009	2 297	46	622	(290)(6)		(2 055)(7)	620
2007-2008	1 457	30	487	1 639(8)		102(8)	3 715
2006-2007	1 219	10	1 002	2 184(9)	152(10)	8 881(11)	13 448
2005-2006	1 166						1 166
2004-2005	1 083						1 083
2003-2004	1 019						1 019
2002-2003	1 482			73(12)			1 555
2001-2002	995						995
2000-2001	473						473
1999-2000	359			101(13)			460
1998-1999	217			36(14)			253
1997-1998	199			5 781(15)			5 980

(1)	The opening balance for non-financial assets was changed due to accounting changes and data reclassifications.
(2)	The change in the transfer revenue accounting policy led to a $249-million downward adjustment in “Fixed assets”.
(3)	The decrease stems from the change to the transfer spending accounting policy, which resulted in certain prepaid expenses being charged to expenditure.
(4)	The increase stems from the adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets.
(5)	The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method instead of the modified equity method increased “Fixed assets” by $15 642 M and “Inventories” and “Prepaid expenses” by $420 M. In addition, the net investment in the networks was eliminated because of the line-by-line consolidation of these organizations.
(6)	The decrease stems from the harmonization of the accounting policies of Immobilière SHQ with those of the Government, in regard to the amortization of the cost of fixed assets in results.
(7)	The decrease stems from the harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, particularly in regard to the recording of fixed assets and the full application of accrual accounting to the revenue and expenditure of these organizations.
(8)	The increase stems from the line-by-line consolidation of Immobilière SHQ, following the change in its status as an enterprise.
(9)	The increase stems from the line-by-line consolidation of certain bodies ($2 240 M), following the change in their status as an enterprise. The increase is reduced by a $56 M rise in the accumulated amortization of the Agence métropolitaine de transport following a review of its amortization policy.
(10)	The increase stems from the recording of the opening balance of inventories and prepaid expenses, as part of the 2006-2007 accounting reform.
(11)	The increase stems from the inclusion in the Government's reporting entity of organizations in the health and social services and education networks, as part of the 2006-2007 accounting reform.
(12)	The increase stems from the capitalization of the cost of improvements to the premises of the Société Immobilière du Québec ($57 M) and the line-by-line consolidation of a body ($16 M), following the change in its status as an enterprise.
(13)	The increase stems from the revaluation of fixed assets recorded as part of the 1997-1998 accounting reform.
(14)	The increase stems from the capitalization of cadastral plan expenses.
(15)	The increase stems from the recording of the opening balance of fixed assets as part of the 1997-1998 accounting reform.

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APPENDIX 1

Financial statistics (cont'd)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes

FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

		Restatements of accumulated
		deficits
	Enterprises
	comprehensive			Total for
Fiscal	income and	Government	Departments	other
year	other(1)	enterprises	and bodies	factors	Restatement details
2015-2016	(306)	(107)	—	(413)	Government enterprises: ($107 M) to finalize the adjustments made in 2014-2015 in order to comply with International Financial Reporting Standards (IFRS).
2014-2015	550	(2 252)	294	(1 408)

Departments and bodies: $294 M for the adjustment to revenue for previous years, in respect of the sale tax, collected by Canada Revenue Agency from selected listed financial institutions;

Government enterprises: ($2 252 M) in order to comply with International Financial Reporting Standards (IFRS).

2013-2014	(80)	(11)	—	(91)	Government enterprises: ($11 M) in order to comply with International Financial Reporting Standards (IFRS) IAS 19 – Employee Benefits.
2012-2013	(360)	—	(1 098)	(1 458)	Departments and bodies: ($988 M) for the accounting policy change made to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB); ($110 M) to take into account the improvements to the method used to calculate tax revenue allowances.
2011-2012	(376)	(56)	—	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).
2010-2011	(229)	(253)	(1 413)	(1 895)	Government enterprises: ($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS). Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.
2009-2010	(452)	(3 749)	(2 450)	(6 651)	Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

Departments and bodies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government's consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record
					personal income tax collected by the federal government on behalf of Québec.
2008-2009	111	—	(2 708)	(2 597)	Departments and bodies: ($2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; ($290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; ($193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and ($170 M) for contaminated land remediation obligations recorded as
					environmental liabilities.
2007-2008	303	(20)	(345)	(62)	Government enterprises: ($28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.

					Departments and bodies: ($345 M) for contaminated land remediation obligations recorded as environmental liabilities.

(1)	Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d'hébergement du Québec.

58

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

APPENDIX 1

Financial statistics (cont'd)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes (cont'd)

FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

		Restatements of accumulated
	Enterprises	deficits
	comprehensive			Total for
Fiscal	income and	Government	Departments	other
year	other(1)	enterprises	and bodies	factors	Restatement details
2006-2007	11	830	(6 894)	(6 053)	Government enterprises: $830 M for the change to the accounting policy for recording financial instruments.

Departments and bodies: ($6 426 M) for the accounting reform, i.e.
					($3 220 M) for including in the Government's reporting entity the vast majority of organizations in the health and social services and education networks; ($1 904 M) for recording revenue from income and property taxes, consumption taxes and duties and permits using the accrual method; ($484 M) for reevaluating the time when transfer expenditures should be recognized; ($335 M) for recognizing the grant portion arising from significant concessionary terms awarded for investments and loans granted; ($125 M) for the change to the policies for recording the Retirement Plans Sinking Fund; ($708 M) for applying the standards for financial instruments; $152 M for the change to the accounting policy for recording inventories and prepaid expenses; $198 M for the other components of the reform; and ($468 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities.
2005-2006	24	(25)	(4 511)	(4 512)	Government enterprises: ($25 M) for various items.

					Departments and bodies: ($3 384 M) for the change to the accounting policy for revenue from federal government transfers; ($270 M) for the change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives; ($264 M) for the new actuarial valuations of the pension plans; ($552 M) for the change in the recording of revenue from registration fees; and ($41 M) for harmonizing the accounting policies of consolidated organizations.
2004-2005	3	—	(273)	(270)	Departments and bodies: ($126 M) for the reassessment of school board subsidies and ($147 M) for the correction to the allowance for doubtful accounts.
2003-2004	(40)	(4)	(147)	(191)	Government enterprises: ($4 M) for various items.

					Departments and bodies: ($96 M) for the change to one of the terms of application of the accounting policy for debts and ($51 M) for the adjustment to the accounts receivable of a consolidated body.
2002-2003	(122)	(421)	(370)	(913)	Government enterprises: ($363 M) relating to the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption at the Société d’assurance automobile du Québec and ($58 M) for other items.

Departments and bodies: ($215 M) for correcting the error made by the
					Canada Customs and Revenue Agency; ($177 M) for recording employer contributions in respect of obligations relating to sick leave and vacations; ($14 M) for other items and $36 M for the change made in 2003-2004 to one of the terms of application of the accounting policy for debts. In this regard, expenditure for fiscal 2002-2003 was restated by $36 M.
2001-2002	88	(2 218)	—	(2 130)	Government enterprises: ($1 306 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

(1)	Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

59

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 1

Financial statistics (cont'd)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes (cont'd)

FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

		Restatements of accumulated
	Enterprises	deficits
	comprehensive			Total for
Fiscal	income and	Government	Departments	other
year	other(1)	enterprises	and bodies	factors	Restatement details
2000-2001	—	(173)	(53)	(226)	Government enterprises: ($235 M) following the adoption of Canadian accounting standards and $62 M for the change to the accounting policies for certain allowances and the actuarial liability.

					Departments and bodies: ($12 M) for sick leave and vacations and ($41 M) for the change to the accounting policy for recording certain building repair and upgrading expenditures.
1999-2000	26	16	(14)	28	Government enterprises: $16 M following the adoption of Canadian accounting standards by the Corporation d’hébergement du Québec in 2000-2001. In this regard, revenue for 1999-2000 was restated by the same amount.

Departments and bodies: $101 M for the reassessment of fixed assets following the 1997-1998 accounting reform and ($122 M) for other items
					and $7 M for the change made in 2000-2001 to the accounting policy concerning the recording of certain expenditures for the upgrading and repair of immovables. In this regard, expenditures for 1999-2000 was restated by $7 M.
1998-1999	7	—	63	70	Departments and bodies: $27 M for the accounting change in the recording of foreign exchange forward contracts and $36 M for capitalizing cadastral plan expenses.
1997-1998	24	—	(15 421)	(15 397)	Departments and bodies: ($13 173 M) for recording unrecorded pension plan obligations; ($6 693 M) for consolidating government enterprises, bodies and special funds; ($731 M) for the change to the method used to record borrowings; ($461 M) for recording public sector restructuring measures; and $5 637 M for recording fixed assets.

(1)	Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

60

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

APPENDIX 1

Financial statistics (cont'd)

Table 1.3 – Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

				Accounting		Use of	Budget
Fiscal	(Deficit)	Generations		changes	Budget	(allocation to)	balance after
Year	surplus	Fund	Sub-total	and other	balance(1)	the reserve	reserve(2)
2015-2016	3 644	(1 453)	2 191		2 191	(2 191)	-
2014-2015	136	(1 279)	(1 143)	418(3)	(725)		(725)
2013-2014	(1 703)	(1 121)	(2 824)		(2 824)		(2 824)
2012-2013	(2 515)	(961)	(3 476)	1 876(4)	(1 600)		(1 600)
2011-2012	(1 788)	(840)	(2 628)		(2 628)		(2 628)
2010-2011	(2 390)	(760)	(3 150)		(3 150)		(3 150)
2009-2010	(2 940)	(725)	(3 665)	58(3)	(3 607)	433	(3 174)
2008-2009	(1 258)	(587)	(1 845)		(1 845)	1 845	-
2007-2008	1 650	(449)	1 201		1 201	(1 201)	-
2006-2007	1 993	(584)	1 409		1 409	(1 300)	109

(1)	The budget balance is established in accordance with section 2 of the Balanced Budget Act, as in force since September 21, 2009. The provisions of this section have been in effect since April 1, 2006.
(2)	The budget balance after reserve shows the achievement of a balanced budget in accordance with section 6 of the Act, which stipulates that the Government may not incur a budgetary deficit. This section does not apply to the years 2009-2010 to 2014-2015.
(3)	The Act stipulates that the budget balance must:
	a)	not include the impact of the application of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute;
	b)	take into account the impact of the accounting changes, related to a period after March 31, 2006, charged directly to accumulated deficits. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform.
(4)	The Act provides for the exclusion, in the calculation of the budget balance for fiscal 2012-2013, of the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements.

61

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 1

Financial statistics (cont'd)

Table 1.4 – Stabilization reserve
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Amounts used to
Fiscal		Amounts allocated	maintain a balanced	Deposits in the
Year	Opening balance	to the reserve	budget	Generations Fund	Closing balance
2015-2016	-	2 191			2 191
2014-2015	-				-
2013-2014	-				-
2012-2013	-				-
2011-2012	-				-
2010-2011	-				-
2009-2010	433		(433)		-
2008-2009	2 410		(1 845)	(132)	433
2007-2008	1 409	1 201		(200)	2 410
2006-2007(1)	-	1 409			1 409

(1)	Under the Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform (S.Q., 2009, chapter 38), adopted in September 2009, the Government established a stabilization reserve to facilitate its multi-year planning and the subsidiary deposit of sums into the Generations Fund. The provisions of the Act pertaining to this reserve have been in effect since April 1, 2006. This Act repealed the Act to establish a budgetary surplus reserve fund. Accordingly, the transactions of the budgetary reserve carried out between April 1, 2006 and the adoption of the Act became those of the stabilization reserve. In addition, the $109-million balance of the recorded surplus for fiscal 2006-2007 that had not been allocated to the budgetary reserve was allocated to the stabilization reserve in accordance with the Act.

62

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

APPENDIX 2

Information by reporting sector
AS AT MARCH 31, 2016

Consolidated operations include financial information from numerous departments, bodies, funds and government enterprises. The Government's financial framework presents consolidated financial forecasts for the revenue and expenditure of all of these entities, grouped by sector according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors.

The following tables report on the operations of each of the sectors identified in the Government's financial framework. Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

63

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 2

Information by reporting sector (cont'd)
AS AT MARCH 31, 2016

Consolidated statement of operations by sector
(in millions of dollars)

	Consolidated Revenue Fund (1)

									Specified
	General		Tax-funded		Government		Special		purpose
	Fund	(2)	transfers	(3)	enterprises	(4)	funds	(5)	accounts	(6)

REVENUE
Income and property taxes	33 033		6 560				2 062
Consumption taxes	17 768		288				2 402
Duties and permits	320						2 222
Miscellaneous revenue	1 365						1 799		236
Other revenue sources					5 013
Dividends paid by enterprises	4 531				(4 629)
Total own-source revenue	57 017		6 848		384		8 485		236
Québec government transfers							4 471
Federal government transfers	17 035						445		748
Total revenue	74 052		6 848		384		13 401		984

EXPENDITURE
Health and Social Services	32 744		577				1 717		182
Education and Culture	17 427		409				105		89
Economy and Environment	4 966		1 730				5 038		662
Support for Individuals and Families	6 337		3 204				2 730		4
Administration and Justice	4 157		928		-		1 564		47
Sub-total	65 631		6 848				11 154		984
Debt service	7 955						1 378
Total expenditure	73 586		6 848		-		12 532		984

ANNUAL SURPLUS (DEFICIT)	466		-		384		869		-

64

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2015 - 2016

APPENDIX 2

				Organizations in
				the health and		Organizations
Generations		Non-budget		social services		in the education		Consolidation		Consolidated
Fund	(7)	funded bodies	(8)	network	(9)	networks	(9)	adjustments	(10)	results

		56				2 098		664		44 473
100		70						(2 111)		18 517
902		384								3 828
353		5 687		2 358		1 660		(4 067)		9 391
										5 013
98										-
1 453		6 197		2 358		3 758		(5 514)		81 222
		13 037		21 179		11 764		(50 451)		-
		952		131		187		(597	)(11)	18 901
1 453		20 186		23 668		15 709		(56 562)		100 123

		12 373		23 364				(33 456)		37 501
		497				15 147		(12 677)		20 997
		3 204						(3 903)		11 697
		187						(2 873)		9 589
		2 625						(2 635)		6 686
-		18 886		23 364		15 147		(55 544)		86 470
		818		407		399		(948)		10 009
-		19 704		23 771		15 546		(56 492)		96 479

1 453		482		(103)		163		(70)		3 644

65

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 2

Information by reporting sector (cont'd)
AS AT MARCH 31, 2016

(1)	The Consolidated Revenue Fund consists of money collected or received from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.
(2)	The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions, as well as the expenditures of the National Assembly, persons appointed by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (CQLR, chapter A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. In addition, income and property tax revenue is reduced by the refundable tax credits provided for in the Taxation Act (CQLR, chapter I-3); since, within the meaning of the Act, these credits are payments on account of tax payable or, overpayments of tax payable. This sector also includes the activities of the Health Services Fund.
(3)	Tax revenue used to finance doubtful accounts related to this revenue and transfer expenditures made through the tax system are not subject to the allocation of appropriations by the National Assembly and are the focus of a specific reporting sector. A transfer expenditure made through the tax system is a refundable tax credit that provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.
(4)	Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government's reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the general fund.
(5)	A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.
(6)	A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.
(7)	The Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government's debt.
(8)	Non-budget-funded bodies depend in whole or in part on departments for their funding. However, non-budget-funded bodies have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers.
(9)	The health and social services network includes integrated health and social services centres and other public institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres). The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities network.
All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government's ability to dispose of their assets is subject to major restrictions.
(10)	Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues and expenses of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.
(11)	The Québec government receives federal government transfer revenue whose received assets must be used for the purposes prescribed by the federal government in accordance with contracts or agreements entered into between the two parties. These funds are collected by the general fund and accounted for in specified purpose accounts. The sums are then paid to recipients when the latter become eligible. Consolidation adjustments are made to eliminate the federal transfer revenue related to the sums paid by the general fund to bodies included in the government's reporting entity.

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APPENDIX 3

Glossary

The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity's net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the general fund of the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The budget balance and its calculation method are defined in the Balanced Budget Act (CQLR, chapter E-12.00001).

The budget balance measures the attainment of a balanced budget. For a given fiscal year, it is the result of the difference between the revenue and expenditure determined in accordance with the Government's accounting policies and taking into account the following adjustments:

Items not included in the budget balance:

i)	the revenue and expenditure recorded in the Generations Fund;

ii)	certain retroactive adjustments to revenue from government enterprises;

iii)

for fiscal 2012-2013, the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec's annual consolidated financial statements.

Items included in the budget balance:

i)	entries charged directly to the accumulated deficit, except for those resulting from:

	(1)	the retroactive effect of any new Canadian Institute of Chartered Accountants standard[1] for the years preceding the changeover year proposed by the Institute,

	(2)	accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts.

[1]	The standards of the Canadian Institute of Chartered Accountants have been published by CPA Canada since November 1, 2013.

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APPENDIX 3

Glossary (cont'd)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund, which include the general fund and the special funds, and the accounts of the other entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government's accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government's reporting entity. This method requires no harmonization of enterprises' accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of all money received or collected from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government's consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (CQLR, chapter E-12.00001).

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Financial assets

Financial assets are assets that can be used to repay existing debts or to finance future transactions. They are not intended to be used to deliver public services.

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APPENDIX 3

Glossary (cont'd)

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

General fund

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), the Minister of Finance deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government's gross debt.

Government accounting policies

The Government's accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (CQLR, chapter M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (CQLR, chapter A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

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APPENDIX 3

Glossary (cont'd)

Indicators

Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

Missions are the basic activity areas of a government that constitute its raison d'être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

Net debt

The net debt corresponds to the difference between the Government's financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to deliver public services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources and government enterprises.

Reporting entity

The Government's reporting entity encompasses the financial transactions of the National Assembly, persons appointed by it, government departments and all of the bodies, funds and enterprises under the Government's control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

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APPENDIX 3

Glossary (cont'd)

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may make long-term investments by depositing money from the general fund of the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Sinking Fund relating to Government Borrowings

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may create a sinking fund to provide for the repayment of any borrowing that is part of the Government's public debt.

To that end, the Minister may, with the authorization of the Government, take out of the general fund of the Consolidated Revenue Fund any sum the Minister pays into the sinking fund. In addition, prudential liquid assets are kept in the sinking fund to enable the Government to fulfill its financial commitments in the event of major disruptions in financial markets.

Special fund

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund.

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories.

Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. For the Government, these expenditures do not constitute direct acquisitions of goods or services or funds granted for the purpose of obtaining a return, as in the case of an investment.

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APPENDIX 3

Glossary (cont'd)

Remuneration

This supercategory includes expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly by the Government to permanent and part-time employees and to casual employees, including students and seasonal public sector employees. It also includes the remuneration of health professionals and benefits and other contributions paid by the Government in its capacity as an employer, particularly, contributions to the pension plans, the Québec Pension Plan, the Québec Parental Insurance Plan and employment insurance.

Operating

This supercategory includes expenditures incurred in the course of an entity's administrative activities, apart from remuneration expenses, transfer expenses, doubtful accounts and other allowances, and debt service. In particular, it includes the estimated cost of reassessments and of the Government's new obligations regarding the remediation of contaminated sites, as well as the depreciation of fixed assets.

Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans and portfolio investments.

Debt service

This supercategory includes interest on debts, minus the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and to debt management, as well as the amortization of foreign exchange gains and losses.

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STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance in accordance with the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001) and the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is prepared by the Ministère des Finances.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in its independent auditor's report to the National Assembly, states the nature and scope of its audit as well as its opinion.

The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, October 19, 2016

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Independent Auditor's Report

To the National Assembly,

Report on the Consolidated Financial Statements

I have audited the accompanying consolidated financial statements of the Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2016, the consolidated statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

Government’s Responsibility for the Consolidated Financial Statements

The Minister of Finance is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by Government, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

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Basis for Qualified Opinion

The Government of Québec did not record as at March 31, 2016 and 2015, in the consolidated statement of financial position, government transfers related to different assistance programs for the construction of fixed assets and other expenditures that are financed or to be financed by loans for which the work has been completed. These government transfers are currently reported as contractual obligations in Note 18 to the consolidated financial statements. This situation constitutes a departure from the accounting standard for government transfers (Canadian public sector accounting standards), which states that subsidies are recognized when they are authorized by the government as a result of the exercise of its enabling authority and when all eligibility criteria have been met by the recipients. This departure has also led me to express a modified opinion for the audit of the consolidated financial statements of the previous year. Considering the current recording of these government transfers, the following adjustments in accordance with the estimate established using available information are necessary for the consolidated financial statements of the Government of Québec to comply with Canadian public sector accounting standards:

	Estimated Increase (Decrease)
	In millions of dollars
	2016	2015
Consolidated statement of financial position
Loans and portfolio investments	(4,170)	(4,128)
Other liabilities	5,210	5,064
Net debt and accumulated deficit	9,380	9,192

Consolidated statement of operations
Expenditure
Health and Social Services	12	(58)
Education and Culture	84	38
Economy and Environment	63	679
Support for Individuals and Families	36	33
Administration and Justice	(7)	(22)
Total expenditure	188	670
Annual surplus	(188)	(670)

Note 18
Contractual obligations	(9,380)	(9,192)

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In addition to these adjustments, considering the absence of information enabling the identification of the work completed at the end of the fiscal year for a remaining balance of $3,057 million as at March 31, 2016 ($2,896 million as at March 31, 2015) in the category of contractual obligations “Grants for repayment of the principal on borrowings to be contracted by recipients” and in the category “Grants for repayment of the cost of recipients’ fixed assets” in Note 18, I am unable to determine the amount of the additional adjustments to be made to certain previously mentioned elements.

Qualified Opinion

In my opinion, except for the effects of the matter described in the Basis for Qualified Opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2016, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Report on Other Legal and Regulatory Requirements

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2016, and the results of its operations and the changes in its financial position for the year then ended in accordance with the accounting policies of the Government of Québec. These are presented in Note 1 to the consolidated financial statements and supplemented, in particular, by section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001), which states that the only part of a multi-year transfer that must be recorded in the current fiscal year is the part that is both payable and authorized by Parliament.

In accordance with the requirements of the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding year.

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Comments of the Auditor General

The Auditor General Act (CQLR, chapter V-5.01) makes it possible to make any comments that I deem appropriate in my report on the consolidated financial statements of the government. In addition, the Canadian Auditing Standards provide that the auditor shall communicate to those charged with governance his views about significant qualitative aspects of the entity’s accounting practices and, when applicable, he shall explain why he considers that an important accounting practice that is acceptable according to the applicable financial reporting framework is not the most appropriate to the particular circumstances of the entity. It is in this context that I decided to make the following comments which complete my opinion on these financial statements.

Recognition of Government Transfers (Subsidies)

The basis for my qualified opinion expressed above arises from my interpretation of the accounting standard for government transfers, in light of the current conceptual framework as well as the in-depth knowledge of my organization about the financial and budgetary practices of the Government of Québec.

Chapters 1 and 8 of the Report of the Auditor General of Québec to the National Assembly for 2011-2012 – Audit of Financial Information and Other Related Work as well as Chapters 2 of the reports for 2012-2013 to 2015-2016 describe in a detailed manner the reasons supporting my opinion. The government does not share my interpretation.

Summarily, these chapters show that the government interprets that a transfer expenditure cannot be recognized as long as the appropriations have not been voted by parliamentarians. While acknowledging the authorities of the National Assembly, I note that government representatives are authorized to negotiate and enter into valid contracts. Accordingly, government transfers are authorized when a decision has been made by the government such that it no longer has any other realistic alternative than to proceed with the transfer. I therefore consider that a subsidy expenditure must be recognized as soon as the government has authorized it under its enabling authority and the recipients have incurred the eligible expenditures that entitle them to the subsidy.

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The Public Sector Accounting Board (PSAB) issued in November 2014 a request for information regarding the post-implementation review of the standard for government transfers intended to help it assess the nature, extent and cause of issues raised by stakeholders and to identify the challenges of implementation. Following the analysis of the results and discussions held, PSAB concluded in June 2016 that the standard is a principles-based standard. On balance, it meets the original public interest objectives. Given the other priorities of PSAB, it was decided that it would not be appropriate to initiate a new project to amend the standard. Therefore, in light of the additional information and analysis that PSAB published following its request for information process regarding the post-implementation review of the standard for government transfers, I am still of the opinion that the government’s accounting practice with regard to the recognition of government transfers is not the most appropriate.

Guylaine Leclerc, FCPA auditor, FCA
Auditor General of Québec

Québec, October 19, 2016

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Consolidated statement of operations
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

		2016		2015
			Actual	Actual
		Budget(1)	results	results
Appendices

6	REVENUE
	Income and property taxes (Note 4)	43 266	44 473	41 735
	Consumption taxes	18 701	18 517	17 657
	Duties and permits	3 627	3 828	3 282
	Miscellaneous revenue	10 160	9 391	9 317
8	Revenue from government enterprises	4 962	5 013	5 407
	Own-source revenue	80 716	81 222	77 398
	Federal government transfers	19 444	18 901	18 539
	Total revenue	100 160	100 123	95 937

7	EXPENDITURE
	Health and Social Services	37 688	37 501	36 792
	Education and Culture	21 074	20 997	20 870
	Economy and Environment	12 511	11 697	11 511
	Support for Individuals and Families	9 623	9 589	9 671
	Administration and Justice	7 195	6 686	6 687
	Sub-total	88 091	86 470	85 531
	Debt service	10 483	10 009	10 270
	Total expenditure	98 574	96 479	95 801
	ANNUAL SURPLUS	1 586	3 644	136

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)

Based on the data presented in Budget 2015-2016 of the Ministère des Finances tabled on March 26, 2015. Certain figures from Budget 2015-2016 have been reclassified for consistency with the presentation adopted in the consolidated financial statements.

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Consolidated statement of accumulated deficit
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

		2016	2015
			(restated)
Appendix

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(121 161)	(121 847)
8	Accounting changes made by government enterprises with restatement of previous years	(107)	(163)
	Restated accumulated deficit, beginning of year	(121 268)	(122 010)
8	Other comprehensive income items of government enterprises	(306)	606
	Annual surplus	3 644	136
	ACCUMULATED DEFICIT, END OF YEAR	(117 930)	(121 268)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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Consolidated statement of financial position
AS AT MARCH 31, 2016
(in millions of dollars)

		2016		2015
(restated)
Appendix

FINANCIAL ASSETS
	Cash (Note 5)		1 844		2 247
	Short-term investments (Note 6)		9 049		10 434
	Accounts receivable (Note 7)		15 387		14 961
	Inventories and other assets intended for sale		59		33
8	Investment in government enterprises		23 993		23 987
	Loans and portfolio investments (Note 8)		11 031		10 613
	Generations Fund (Note 9)		8 522		6 938
	Deferred expenses related to debts		882		858
	Total financial assets		70 767		70 071

LIABILITIES
	Accounts payable and accrued expenses (Note 10)		23 740		23 192
	Deferred revenue (Note 11)		6 212		6 014
	Other liabilities (Note 12)		4 776		4 924
	Federal government transfers to be repaid (Note 13)				238
	Pension plans and other employee future benefits (Note 14)		26 745		28 172
	Debts before deferred foreign exchange gains (losses) (Notes 15 and 16)	193 945		192 750
	Deferred foreign exchange gains (losses)	374	194 319	468	193 218
	Total liabilities		255 792		255 758
	NET DEBT		(185 025)		(185 687)

NON-FINANCIAL ASSETS
	Fixed assets (Note 17)		66 370		63 675
	Inventories		462		458
	Prepaid expenses		263		286
	Total non-financial assets		67 095		64 419

	ACCUMULATED DEFICIT		(117 930)		(121 268)
Contractual obligations (Note 18)
Loan guarantees (Note 19)
Contingencies (Note 20)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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Consolidated statement of change in net debt
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

		2016		2015
				(restated)
			Actual	Actual
		Budget(1)	results	results
Appendix

	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(190 402)	(185 580)	(183 252)
8	Accounting changes made by government enterprises with restatement of previous years	-	(107)	(163)
	Restated net debt, beginning of year	(190 402)	(185 687)	(183 415)
	Change due to fixed assets
	Acquisition and work in progress (Note 17)	(7 899)	(6 654)	(7 316)
	Depreciation (Note 17)	3 713	3 732	3 547
	Disposals, reductions in value and other	-	227	789
	Total change due to fixed assets	(4 186)	(2 695)	(2 980)
	Change due to inventories and prepaid expenses	-	19	(34)
8	Other comprehensive income items of government enterprises	-	(306)	606
	Annual surplus	1 586	3 644	136
	Net decrease (increase) in the net debt	(2 600)	662	(2 272)
	NET DEBT, END OF YEAR	(193 002)	(185 025)	(185 687)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the data presented in Budget 2015-2016 of the Ministère des Finances tabled on March 26, 2015.

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Consolidated statement of cash flow
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

	2016		2015
OPERATING ACTIVITIES(1)
Annual surplus		3 644		136
Items not affecting liquid assets
Doubtful accounts	926		731
Allowances related to loans and portfolio investments and loan guarantees	21		164
Inventories and prepaid expenses	19		(34)
(Gains) losses on the disposal of assets	62		55
Depreciation of fixed assets	3 732		3 547
Amortization of deferred expenses related to debts	156		145
Amortization of deferred revenue related to the acquisition of fixed assets	(218)		(232)
Amortization of deferred foreign exchange (gains) losses	32		(32)
Amortization of discounts and premiums	(67)	4 663	(9)	4 335
		8 307		4 471

Change in financial assets and liabilities related to operations (Note 21)		(604)		(1 027)
		7 703		3 444

Activities related to pension plans and other employee future benefits
Cost of accrued benefits(2)	2 563		2 535
Changes to plans	(5)		-
Amortization of actuarial (gains) losses	891		897
Interest on obligations relating to accrued benefits	6 036	9 485	5 874	9 306
Benefits paid and plan-to-plan transfers		(5 980)		(5 644)
		3 505		3 662

Liquid assets provided by operating activities		11 208		7 106

INVESTING ACTIVITIES IN INVESTMENT(1)

Change in investment in government enterprises
Investments made	(6)		(47)
Investments disposed of and other	78		51
Results of government enterprises entered as revenue, less declared dividends	(384)	(312)	(812)	(808)
Change in loans and portfolio investments
Loans and portfolio investments made	(2 580)		(2 621)
Loans and portfolio investments disposed of and other	2 084	(496)	1 283	(1 338)
Liquid assets used for investing activities in investment		(808)		(2 146)

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Consolidated statement of cash flow (cont'd)
FISCAL YEAR ENDED MARCH 31, 2016
(in millions of dollars)

	2016		2015
FIXED ASSET INVESTMENT ACTIVITIES(1)
Acquisitions	(6 135)		(6 228)
Disposals	168	(5 967)	316	(5 912)
Liquid assets used for fixed asset investment activities		(5 967)		(5 912)

FINANCING ACTIVITIES(1)
Change in debts
Borrowings made	23 331		29 619
Borrowings repaid	(22 883)	448	(18 826)	10 793
Activities related to pension plans and other employee future benefits
Change in the Retirement Plans Sinking Fund and specific pension funds
Payments and benefits	(1 627)		(1 457)
Reinvestment of funds' investment income	(3 305)	(4 932)	(2 705)	(4 162)
Activities related to the Generations Fund
Change in the Generations Fund		(1 584)		(1 279)
Liquid assets provided by (used for) financing activities		(6 068)		5 352
Increase (decrease) in liquid assets		(1 635)		4 400
LIQUID ASSETS, BEGINNING OF YEAR		13 133		8 733
LIQUID ASSETS, END OF YEAR(3)		11 498		13 133

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Non monetary transactions must not be included in the consolidated statement of cash flow. They are itemized in Note 21, “Cash flow information”.
(2)

This item includes compensation paid by the Government into the contribution funds of participants in Government and Public Employees Retirement Plan (RREGOP) and the Pension Plan of Management Personnel (PPMP).

(3)	Liquid assets include cash in bank (Note 5) and short-term investments (Note 6).

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Notes to the consolidated financial statements

1.	Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on the best estimates and judgment by the Government.

Reporting entity

The Government's reporting entity encompasses the financial transactions of the National Assembly and persons appointed by the National Assembly, departments and all the bodies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities included in the Government's reporting entity are listed in appendices 1 to 4 of these consolidated financial statements.

Fiduciary transactions carried out by the entities mentioned in Appendix 5 of the consolidated financial statements are not included in the Government's reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund, which includes the general fund and the special funds, and the accounts of the other entities included in the Government's reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government's accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government's share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government's reporting entity. This method requires no harmonization of enterprises' accounting policies with those of the Government.

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1.	Significant accounting policies (cont'd)

A government enterprise has all of the following characteristics:

  it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

  it is vested with the financial and administrative power to carry out commercial activities;

  its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government's reporting entity;

  it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government's reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

Tax revenue (income and property taxes, consumption taxes)

Tax revenue arises from transactions with no consideration in goods or services, for which taxpayers are required, under the tax legislation, to pay money to the Government in order to fund public services. Such revenue is recognized once the tax measures giving rise to it have been authorized by Parliament and a taxable event has occurred.

Personal income tax revenue and health services contributions are recognized when the taxpayer earned the income subject to tax. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year.

Revenue from school property taxes is recognized over the reference period for such taxes.

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CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

1.	Significant accounting policies (cont'd)

Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns does not allow complete information to be obtained in time to make the necessary adjustments to revenue on the date of the Government's consolidated financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

Tax revenue does not take into account estimates concerning taxes due on unreported revenue within the time prescribed. These amounts are recorded when assessments are issued following tax recovery work or the filing of returns by taxpayers.

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government's consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Duties and permits

Revenue from duties and permits arises from transactions with consideration for which the Government grants a third party, in exchange for liquid assets, a right of use or an operating permit or issues a third party a certificate.

Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is recognized over the reference period of such duty or permit.

Miscellaneous revenue

Revenue from the sale of goods or services and from user contributions is recognized when the goods are sold or the services are delivered.

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1.	Significant accounting policies (cont'd)

Revenue from tuition fees is recognized over the duration of the training concerned.

Income from interest on accounts receivable and loans as well as income from portfolio investments are recognized as they are earned. They cease to be recorded when the recovery of interest or principal is not certain.

Donation revenue, other than transfer revenue from governments, that is not designated by the donor for a specific purpose is recognized in revenue in the year of its donation. When such revenue is designated for a specific purpose, it is recognized in revenue according to the conditions of its designation. In the case of donations of fixed assets or donations of cash for the acquisition of fixed assets, the revenue is recognized at the same rate as the depreciation of the fixed assets. In the case of donations related to land, the revenue is recognized in the year of acquisition.

Federal government transfer revenue

Federal government transfer revenue is recognized in revenue for the fiscal year in which it is authorized by the federal government and in which the eligibility criteria are met, except if the stipulations imposed by that Government regarding the use of the sums received or the actions to be taken in order to keep them create an obligation that meets the definition of a liability. When the stipulations are general, the Government's actions and/or communications, carried out at the date of the financial statements to clarify them may also create a liability. Once a liability is recognized, the transfer revenue is recorded in revenue as the obligations related to these stipulations are met.

When the Government receives transfer revenue from other governments, the revenue is accounted for in the same way as federal government transfer revenue.

Expenditure

Expenditure is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the expenditure occurred.

Remuneration and operating expenses

Remuneration and operating expenses are recorded in the fiscal year during which the goods are consumed or the services are delivered. Operating expenses include in particular the annual depreciation of the cost of fixed assets.

92

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

1.	Significant accounting policies (cont'd)

Transfer expenditures

Transfers are economic benefits granted by a government to a recipient, for no consideration in goods or services. A multi-year transfer is a transfer that is spread over more than one fiscal year.

Transfer expenditures are recognized during the fiscal year in which they are duly authorized, in accordance with the governance rules of the entity that grants them, and in which the recipients satisfied the eligibility criteria.

Under the statutes in force, a transfer is authorized when Parliament and the Government have each exercised their power of authorization.

  The authorization of Parliament is granted in the case of a department or a budget-funded body during the voting of an appropriations act or the application of any other act authorizing the granting of appropriations. In the case of special funds, such authorization is granted during the approval of expenditure and investment forecasts by Parliament for a given fiscal year. In the case of other entities, this power of authorization is granted to their boards of directors by Parliament when their constituting acts are adopted.

  The Government's power of authorization is exercised by the adoption of orders in council or decisions of the Conseil du trésor or by the conclusion of an agreement with the transfer recipient.

Therefore, the Government retains its discretionary power in that it is not required to make transfers until Parliament and the Government have both exercised their power of authorization. The only part of a multi-year transfer that may be recorded in the accounts for a given fiscal year is the part that is both payable and authorized by Parliament for that year.

Debt service

Debt service includes interest on debts, reduced by the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and debt management, as well as the amortization of foreign exchange gains and losses. Interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

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1.	Significant accounting policies (cont'd)

Financial assets

Financial assets are asset items that may be used to repay existing debts or to fund future transactions; they are not intended to be used to deliver public services.

Short-term investments

Short-term investments are recorded at the lesser of cost and fair value.

Accounts receivable

Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories and other assets intended for sale

Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

Investment in government enterprises

Investment in government enterprises is recorded using the modified equity method.

Loans and portfolio investments

Loans and portfolio investments are recorded at cost.

If loans and portfolio investments have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the average rate of government borrowings, the loans and portfolio investments are recorded at their present value when they take effect. The difference with their face value constitutes a “grant” component, which is recognized as a transfer expense. The interest income is then recognized over the lifetime of the loans and portfolio investments using the effective interest method.

94

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

1.	Significant accounting policies (cont'd)

An allowance is recorded as a reduction in loans when the facts or circumstances point to a future loss. In the case of portfolio investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any loan or portfolio investment reduces the cost as well as the allowance related to it; the remaining balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to results. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline and the resulting reduction in value is charged to results.

The revenue and expenditure of the Generations Fund are recorded according to the Government's accounting policies.

Liabilities

Liabilities are obligations of the Government toward third parties on the financial statement date arising from past transactions or events, and whose fulfilment will give rise to an outflow of resources representative of economic benefits in the future.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from financial initiatives guaranteed by the Government, mainly loan guarantees are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

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1.	Significant accounting policies (cont'd)

Environmental liability

Obligations resulting from the remediation of contaminated sites under the Government's responsibility, or probably under its responsibility, are recognized as environmental liabilities when the contamination exceeds an existing environmental standard or when the Government is informed of such contamination, future economic benefits are expected to be given up and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated site management and remediation. The cost evaluation is based on the best information available and is revised annually.

Pension plans and other employee future benefits

Obligations relating to the pension plans and other employee future benefits

Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government.

The method used takes into account the way in which benefits payable by the Government are accrued by participants.

In the case of the Survivor's Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries as a result of the eligible person's death.

Retirement Plans Sinking Fund and specific pension funds

The investments of the Retirement Plans Sinking Fund (RPSF) and specific pension funds and employee future benefit programs funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus.

96

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

1.	Significant accounting policies (cont'd)

Accrued benefits expense

The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government's share of the cost of pension plan changes concerning previous years of service and the amortization of actuarial gains and losses in respect of the Government's obligations relating to accrued benefits.

Actuarial gains and losses determined during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are recognized in expenditure using the straight-line method, as of the fiscal year following the year in which the actuarial gains and losses are taken into account in the value of obligations relating to accrued benefits. The amortization period corresponds to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor's Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

Interest charges

Interest charges correspond to the net difference between interest on obligations relating to accrued benefits and the anticipated investment income of the RPSF and specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds and by the change in valuation allowances.

Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits of each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

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1.	Significant accounting policies (cont'd)

Debts

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31 of the current year.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31 of the current year. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in “Debts”.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the underlying security.

98

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

1.	Significant accounting policies (cont'd)

Sinking Funds relating to borrowings

Securities held by the sinking funds relating to borrowings are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government's activities to provide public services.

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government's consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated – except for land, which is not depreciated – using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of minimum payments due. Fixed assets under construction or being developed or improved are not depreciated.

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1.	Significant accounting policies (cont'd)

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, building, maintaining and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “consolidated statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset's fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement's specifications.

Works of art and historic properties, such as paintings, sculptures, drawings, prints, photographs, films and videos are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through government transfer or through donation, including those acquired for a nominal value, are recorded at their fair value at the time of acquisition.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal years. These expenses are charged to expenditure when the Government receives the services acquired.

100

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

2.	Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government's forecasts.

Estimates are made for certain material consolidated financial statement items:

  amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data and the actual data;

  obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results;

  environmental liabilities related to contaminated sites may vary because of differences between estimated management and remediation costs and actual costs;

  the value of certain allowances, such as the allowance for doubtful accounts, the valuation allowance for loans and portfolio investments and the allowance for losses on guaranteed financial initiatives, may vary because of differences between the assumptions made to evaluate the probability of collection or payment and the amount actually collected or paid;

  the value of investments in asset-backed term notes (ABTNs) may vary because of differences between the assumptions used to determine their current and their definitive value.

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3.	Accounting changes

The Government did not make any accounting changes in 2015-2016. However, certain accounting changes were made by Hydro-Québec; they are presented in Appendix 8, “Investment in government enterprises”, under the heading “Accounting change made by a government enterprise”.

102

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

4.	Tax-funded transfers

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government's consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue derived from income and property taxes. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Tax-funded transfers
(in millions of dollars)

			Fiscal year ended March 31
	2016						2015
	EXPENDITURE BY GOVERNMENT MISSION
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total	Total
INCOME – INCOME AND PROPERTY TAXES
Personal income tax
Refundable tax credits
Child assistance				2 198		2 198	2 203
Day care expenses				668		668	635
Home-support services for seniors	453					453	415
Caregivers	58					58	56
Education savings		70				70	67
Work premium				304		304	358
Medical expenses	58					58	56
LogiRénov			165			165	112
EcoRenov			9			9	147
Other	8	23	10		3	44	38
	577	93	184	3 170	3	4 027	4 087
Corporate tax
Refundable tax credits
Scientific research and experimental development			588			588	596
Film production		264				264	190
Resources			41			41	95
Reporting of tips					80	80	73
Investment			206			206	164
Multimedia titles			184			184	122
E-business			360			360	385
Other		52	167	34		253	255
	-	316	1 546	34	80	1 976	1 880
	577	409	1 730	3 204	83	6 003	5 967

The solidarity tax credit, worth $1 783 million as at March 31, 2016 ($1 828 million as at March 31, 2015), is not a transfer made through the tax system; it is an abatement since it is designed to refund certain taxes to low-income households. Therefore, this refundable tax credit is presented as a reduction of consumption tax revenue.

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5.	Cash

Cash
(in millions of dollars)
	As at March 31
	2016	2015

Cash in bank	2 449	2 699
Plus
Cash and notes on hand and outstanding deposits	388	329
	2 837	3 028
Less
Outstanding cheques	(993)	(781)
	1 844	2 247

104

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

6.	Short-term investments

Short-term investments by category of securities held
(in millions of dollars)

	As at March 31
	2016		2015

Treasury Bills	62		176	(1)
Notes	2 123		1 661
Deposit certificates	238		187
Term deposits	181		264
Banker's acceptances	1 979		4 919
Bonds	4 436	(1)	3 185
Other	30		42
	9 049	(2),(3)	10 434	(2),(3)

(1)

As part of its operations related to risk management, the Government placed as security financial securities with a book value of $116 M (10 M$ as at March 31, 2015) following the trading of equity derivatives.

(2)

The weighted average interest rate for short-term investments was 0.69% (0.86% as at March 31, 2015). This rate corresponds to the effective rate for short-term investments held as at March 31. Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year. These investments will mature in the coming fiscal year, except for certain securities totalling $43 M ($61 M as at March 31, 2015), whose maturity dates range mostly from April 2017 to December 2019 (from April 2016 to December 2019 for securities held as at March 31, 2015).

(3)	As at March 31, 2016 and 2015, the quoted market value of marketable securities on official markets was similar to the book value of these securities.

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7.	Accounts receivable

Accounts receivable
(in millions of dollars)
	As at March 31
	2016	2015

Agents and assignees
Income and property taxes	1 467	956
Consumption taxes	2 917	2 822
	4 384	3 778
Accounts receivable
Income and property taxes	3 350	3 369
Consumption taxes	879	943
Duties and permits	369	386
Miscellaneous revenue	3 113	3 003
Recoveries of expenditure and other	691	445
	8 402	8 146
Allowance for doubtful accounts	(2 119)	(1 908)
	6 283	6 238
Estimated accounts receivable – accrual basis	3 340	3 108
Revenue from government enterprises – dividends	264	234
Federal government transfers	1 036	1 512
Revenue on loans and portfolio investments	80	91
	15 387	14 961

106

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

8.	Loans and portfolio investments

Loans and portfolio investments
(in millions of dollars)

As at March 31
	2016	2015

Loans	8 047	8 059
Portfolio investments	2 984	2 554
	11 031	10 613

Loans by category of borrower
(in millions of dollars)

				As at March 31
			2016					2015
			Valuation					Valuation
	Loans	(1)	allowances	Total		Loans	(1)	allowances	Total
Local administrations
Municipalities	931			931		1 003			1 003
Municipal bodies	2 087	(2)		2 087		2 008	(2)		2 008
	3 018		-	3 018		3 011		-	3 011
University establishments not included in the Government's reporting entity	2 816			2 816		2 789			2 789
Enterprises	1 947	(2),(3)	(916)	1 031	(4)	2 049	(2),(3)	(1 035)	1 014	(4)
Non-profit and fiduciary organizations	769		(53)	716		839		(61)	778
Students	643		(260)	383		659		(280)	379
Other	93	(2)	(10)	83		97	(2)	(9)	88
	6 268		(1 239)	5 029		6 433		(1 385)	5 048
	9 286		(1 239)	8 047		9 444		(1 385)	8 059

(1)

The loans granted to municipalities and municipal bodies bear interest at a weighted average rate of 3.54% (3.69% as at March 31, 2015). Those granted to university establishments not included in the Government's reporting entity bear interest at a weighted average rate of 2.71% (2.90% as at March 31, 2015). Those granted to enterprises bear interest at a weighted average rate of 2.55% (2.77% as at March 31, 2015). Those granted to fiduciary and non-profit organizations bear interest at a weighted average rate of 1.41% (1.70% as at March 31, 2015). The majority of loans to students bear interest at a rate of 3.20% (3.35% as at March 31, 2015).

(2)	The guarantees received for the loans amounted to $354 M ($349 M as at March 31, 2015).
(3)	Certain loans had special repayment clauses based on royalties, for $369 M ($614 M as at March 31, 2015).
(4)	The grant portion related to loans with significant concessionary terms reduced the value of these loans by $121 M ($131 M as at March 31, 2015).

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8.	Loans and portfolio investments (cont'd)

Schedule of loan payments receivable by category of borrower
(in millions of dollars)

		University
		establishments
	Municipalities	not included in the		Non-profit and
Maturing on	and municipal	Government's		fiduciary
March 31	bodies	reporting entity	Enterprises	organizations	Students	Other	Total

2017	303	529	292	402	48	40	1 614
2018	255	546	151	18	48		1 018
2019	245	309	133	27	48	1	763
2020	250	644	61	19	48		1 022
2021	278	95	59	44	48		524
	1 331	2 123	696	510	240	41	4 941
2022-2026	943	359	196	104	143	1	1 746
2027-2031	401	164	68	45			678
2032-2036	129	170	43	36			378
2037-2041			149	16			165
	2 804	2 816	1 152	711	383	42	7 908
No fixed maturity date	214			5		41	260
	3 018	2 816	1 152	716	383	83	8 168

Grant portion related to loans with significant concessionary terms			(121)				(121)
	3 018	2 816	1 031	716	383	83	8 047

108

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

8.	Loans and portfolio investments (cont'd)

Portfolio investments by category of entity and type of securities held
(in millions of dollars)

	As at March 31
			2016					2015
	Shares and
	capital		Participation		Bonds
	investments	(1)	deposits	(2)	and notes		Total	Total

Governments and local administrations
Federal and provincial governments					37		37	41
Municipalities and municipal bodies					160		160	199
	-		-		197		197	240

Enterprises	814	(3)			109		923	723	(3)
Non-profit and fiduciary organizations			1 083				1 083	886	(2)
Other	30				894	(4)	924	833	(4)
	844		1 083		1 003		2 930	2 442
Valuation allowances	(114)				(42)		(156)	(160)
	730		1 083		961		2 774	2 282

Sinking fund for borrowings by university establishments not included in the Government's reporting entity(5)					13		13	32
	730		1 083		1 171		2 984	2 554

(1)

The quoted market value of marketable securities on official markets was $255 M and their book value was $209 M (as at March 31, 2015, the quoted market value of marketable securities was similar to their book value)

(2)	The Government held $1 083 M in participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec ($886 M as at March 31, 2015).
(3)	The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $171 M ($178 M as at March 31, 2015).
(4)

This item included asset-backed term notes (ABTNs) at a cost of $211 M ($216 M as at March 31, 2015). Information on the ABTNs held by the Government is presented in Note 22, “Asset-backed term notes (ABTNs)”.

(5)

Under the University Investments Act (CQLR, chapter I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university establishments not included in the Government's reporting entity.

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9.	Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), is to reduce the Government's debt. In accordance with this Act, the fund's assets are used exclusively to repay the Government's gross debt.

Statement of financial position
(in millions of dollars)

	As at March 31
	2016	2015

Amounts managed by the Caisse de dépôt et placement du Québec
Demand deposits	339	146
Investment income receivable	30	31
Participation deposits(1)	7 997	6 673
	8 366	6 850
Accounts receivable	156	88
Fund balance	8 522	6 938

(1)

The Generations Fund holds participation units in a specific fund at the Caisse de dépôt et placement du Québec (CDPQ). These units are repaid with prior notice according to the CDPQ's settlement terms and conditions at the market value of the fund's net equity at the end of each month. The Generations Fund had 8 090 593 participation units with a total fair value of $9 193 M (6 928 248 participation units with a total fair value of $8 004 M as at March 31, 2015).

110

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

9.	Generations Fund (cont'd)

Statement of change in the balance of the Generations Fund
(in millions of dollars)

	Fiscal year ended March 31
	2016		2015
		Actual	Actual
	Budget	results	results

Opening balance	6 912	6 938	5 659
Own-source revenue
Consumption taxes
Specific tax on alcoholic beverages	100	100	100
Duties and permits
Water-power royalties	756	741	761
Mining revenues	116	161
Miscellaneous revenue
Unclaimed property	25	55	32
Investment income	484	298	315
Revenue from government enterprises, taken out of dividends
Hydro-Québec
Indexation of the average cost of heritage pool electricity	105	98	71
Total own-source revenue	1 586	1 453	1 279
	8 498	8 391	6 938
Deposit from the accumulated surplus of the Commission des normes du travail	89	131
Closing balance	8 587	8 522	6 938

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10.	Accounts payable and accrued expenses

Accounts payable and accrued expenses
(in millions of dollars)

As at March 31
	2016	2015

Remuneration	7 102	6 882
Income and taxes refundable
Income and property taxes	3 676	3 798
Consumption taxes	1 887	1 894
Suppliers	4 137	4 181
Advances from trust funds	532	138
Clearing accounts for collected taxes	390	420
Accrued interest on borrowings	2 624	2 615
Transfers	3 392	3 264
	23 740	23 192

112

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

11.	Deferred revenue

Deferred revenue
(in millions of dollars)

	As at March 31
	2016	2015

School property taxes	530	495
Registration and drivers license fees	736	707
Federal government transfers(1),(2)	2 887	2 897
Third-party donations(1),(3)	1 555	1 447
Guarantee fees for Hydro-Québec borrowings	164	154
Other	340	314
	6 212	6 014

(1)	This deferred revenue arises from stipulations made by the federal government or from externally imposed restrictions requiring that the assets received be used for specific purposes.
(2)

This item included federal government transfer revenue of $41 M ($42 M as at March 31, 2015) accounted for in specified purpose accounts, i.e. $11 M ($21 M as at March 31, 2015) allocated to the acquisition of fixed assets and $30 M ($21 M as at March 31, 2015) allocated to other purposes.

(3)

These donations are mainly from non-profit organizations, including foundations that provide financial support to public institutions in the health and social services network.
This item included third-party donations revenue of $65 M ($52 M as at March 31, 2015) accounted for in specified purpose accounts allocated to other purposes than fixed asset acquisitions.

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11.	Deferred revenue (cont'd)

Deferred revenue – Federal government transfers and third-party donations
(in millions of dollars)

	Fiscal year ended March 31, 2016
		New trans-					Balance as at
	Opening	fers and		Recognition		Closing	March 31,
	balance	donations		in revenue		balance	2015

Federal government transfers
Allocated to the acquisition of fixed assets	2 118	171		174		2 115	2 118
Allocated to other purposes
Municipal and local infrastructures	617	461		497		581	617
Société d’habitation du Québec, Québec AccèsLogis and Affordable Housing programs	3	22		22		3	3
Maintenance of dams transferred by the federal government	9			1		8	9
Other	150	787		757		180	150
	779	1 270		1 277		772	779
	2 897	1 441		1 451		2 887	2 897
Third-party donations
Allocated to the acquisition of fixed assets	923	202		109		1 016	923
Allocated to other purposes	524	714	(1)	699	(1)	539	524
	1 447	916		808		1 555	1 447

(1)	These sums included contributions of $32 M from government enterprises.

114

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

12.	Other liabilities

Other liabilities
(in millions of dollars)

	As at March 31
	2016	2015

Allowance for losses on guaranteed financial initiatives (Note 19)	669	726
Environmental liabilities (Note 20)	3 218	3 163
Obligations in respect of the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity(1)	13	32
Obligations stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients(2)	876	1 003
	4 776	4 924

(1)

A sinking fund of $13 M ($32 M as at March 31, 2015) for borrowings by university establishments not included in the Government's reporting entity has been earmarked to pay for these obligations. Information in this regard is given in Note 8, “Loans and portfolio investments”.

(2)

Obligations under transfer agreements for the payment of the principal on borrowings contracted or to be contracted by recipients stem from transfer programs administered by non-budget-funded bodies, primarily the Société de financement des infrastructures locales du Québec and the Société d’habitation du Québec. Since the constituting acts of these bodies allow them to authorize a transfer expenditure without having to obtain approval from Parliament through an appropriations act, such expenditures and the corresponding liabilities are recognized once the transfer agreement has been duly authorized by the body and the recipient has satisfied the eligibility criteria.
Under these transfer programs, the Government grants additional subsidies to recipients to generally cover their interest payments, estimated at $133 M ($173 M as at March 31, 2015).

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13.	Federal government transfers to be repaid

Federal government transfers to be repaid
(in millions of dollars)

	As at March 31
	2016	2015

Equalization and Canada Health and Social Transfer	-	238

Note:	This item represented amounts related to measures adopted by the federal government to offset the decrease in transfers for 2003-2004 and 2004-2005, whose original value was $2 377 M. These sums did not bear interest and were repayable over 10 years until 2015-2016.

116

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits
(in millions of dollars)

		As at March 31
	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2016	2015
Pension plans
Obligations relating to accrued benefits	97 757	(6 509)	91 248	87 716
Retirement Plans Sinking Fund	(58 344)	(1 394)	(59 738)	(55 263)
Specific pension plan funds	(4 874)	62	(4 812)	(4 412)
	34 539	(7 841)	26 698	28 041
Other employee future benefits
Obligations relating to accrued benefits	1 584	(109)	1 475	1 488
Other employee future benefit funds	(1 496)	68	(1 428)	(1 357)
	88	(41)	47	131
	34 627	(7 882)	26 745	28 172

The Government's defined-benefit pension plans

Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges of the Court of Québec. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

The Government allows its enterprises and the bodies not included in its reporting entity1 to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

____________________

[1]	Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.

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14.	Pension plans and other employee future benefits (cont'd)

Breakdown of participants by pension plan

	Number of active	Number of
	participants as at	beneficiaries as at
	December 31, 2015	December 31, 2015

Government and Public Employees Retirement Plan (RREGOP)	545 932	262 897
Pension Plan of Management Personnel (PPMP)	26 910	28 789
Retirement Plan for Senior Officials (RPSO)(1)	837	1 363
Teachers Pension Plan (TPP)(2)	18	37 582
Pension Plan of Certain Teachers (PPCT)(2)	20	5 103
Civil Service Superannuation Plan (CSSP)(2)	8	18 473
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 625	5 274
Pension plan of the Université du Québec (PPUQ)	8 841	4 338
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	4 048	1 910
Pension Plan of the Judges of the Court of Québec and of Certain Municipal Courts (PPJCQM)	294	368
Pension Plan for Federal Employees transferred to Employment with the Gouvernement du Québec (PPFEQ)(3)	142	195
Pension Plan of the Members of the National Assembly (PPMNA)	122	427
	592 797	366 719

Note:

In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec and Loto-Québec). Information on the assets and liabilities of these plans is presented in the financial statements of these enterprises.

(1)	The RPSO is a special provision, provided for in section 23 of the Act respecting the PPMP (CQLR, chapter R-12.1), offered only to the members of senior management.
(2)	These plans have not admitted any new participants since July 1, 1973.
(3)	This plan has not admitted any new participants since its creation on January 1, 1992.

The Government's pension plans grant a defined benefit to participants when they retire, which is calculated on the basis of an average for their best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

118

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits (cont'd)

Types of pension plans

The Government's defined-benefit pension plans can be divided into two types: “cost-sharing” and “cost-balance”. These two types of plans differ from one another in regard to the Government's responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

“Cost-sharing” plans

So-called “cost-sharing” pension plans are joint plans for which the Government's responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Regarding obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, the information is presented in the pension plans' financial statements published by the Commission administrative des régimes de retraite et d'assurances (CARRA). 1

“Cost-balance” plans

So-called “cost-balance” pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government's consolidated financial statements.

Retirement Plans Sinking Fund

The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans' benefits. The RPSF is for plans whose benefits are paid by the general fund of the Consolidated Revenue Fund.

Under the Financial Administration Act (CQLR, chapter A-6.001) the Minister of Finance may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,2 by depositing money taken from the general fund of the Consolidated Revenue Fund to establish this sinking fund.

____________________

[1]	Since January 1, 2016, Retraite Québec has grouped the activities of the Régie des rentes du Québec (RRQ) and the Commission administrative des régimes de retraite et d’assurances (CARRA).
[2]	In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

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14.	Pension plans and other employee future benefits (cont'd)

In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits of the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans1 that have their own pension fund.

Specific pension plan funds

Presence of a pension plan fund

In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. This fund is made up of the contributions of employers as well as those of participants if the participants contribute to a “cost-balance” plan. The Government may also be required to pay contributions into this fund.

If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the general fund of the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

Absence of a pension plan fund

In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the general fund of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the general fund of the Consolidated Revenue Fund.

____________________

[1]

The following plans have their own pension funds: the PPUQ, the PPFEQ and the SPMSQ (for years of service accrued after December 31, 2006), and RREGOP, with regard to pension credits acquired following plan-to-plan transfers.

120

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits (cont'd)

Characteristics of the Government's defined-benefit plans

		Types of plan
							Expected average
					Presence of		remaining service
		Cost-		Cost-	a specific		life (EARSL)
		sharing	(1)	balance	fund		(in years)	(2)
Plans
RREGOP
– regular service(3)	X	50.0%	(4)				15
– service transferred from the TPP and the CSSP				X			15
– pension credits acquired following plan-to-plan transfers				X	X		15

PPMP
– regular service(3)	X	50.0%	(4)				10
– service transferred from the TPP and the CSSP				X			10
– RPSO				X			10
TPP				X			15
PPCT				X			15
CSSP				X			15
SPMSQ
– regular service since January 1, 2007	X	66.7%			X	(5)	16
– regular service prior to January 1, 2007				X			16
PPUQ				X	X		12
PPPOCS(6)	X	54.0%	(7)				14
PPJCQM				X			10
PPFEQ				X	X		7
PPMNA				X			5

(1)	The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.
(2)	The amortization period for the plan's actuarial gains and losses corresponds to the EARSL of the participants in this plan.
(3)	Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.
(4)	The Government's portion is 58.3% in the case of benefits accrued prior to July 1, 1982.
(5)	Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.
(6)

The Government has recognized an interest-bearing obligation in respect of this plan for contributions paid by participants into the general fund of the Consolidated Revenue Fund before January 1, 2013. This obligation will be repaid over four years, as of July 1, 2013, through annual payments into the contribution fund of participants in this plan.

(7)	The Government's portion is 46.0% in the case of benefits accrued prior to January 1, 2013.

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14.	Pension plans and other employee future benefits (cont'd)

Pension plans liability
(in millions of dollars)

	As at March 31
	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses)	2016	2015

Obligations relating to accrued benefits
RREGOP
– regular service	55 433	(3 183)	52 250	49 268
– transferred service	2 809	(156)	2 653	2 698
PPMP
– regular service	11 292	(804)	10 488	9 872
– transferred service	1 129	(85)	1 044	1 056
– RPSO	1 598	(168)	1 430	1 336
TPP	10 833	(1 156)	9 677	9 913
PPCT	1 276	(191)	1 085	1 121
CSSP	3 602	(190)	3 412	3 550
SPMSQ	4 303	(287)	4 016	3 898
PPUQ	3 848	(191)	3 657	3 420
PPPOCS	581	(26)	555	654
PPJCQM	667	(47)	620	586
PPFEQ	167	(11)	156	148
PPMNA	219	(14)	205	196
	97 757	(6 509)	91 248	87 716
Retirement Plans
Sinking Fund	(58 344)	(1 394)	(59 738)	(55 263)

Specific pension plan funds
PPUQ fund	(3 519)	21	(3 498)	(3 306)
SPMSQ fund	(562)	31	(531)	(333)
Other pension plan funds	(853)	10	(843)	(833)
Valluation allowance – Other funds	60	0	60	60
	(4 874)	62	(4 812)	(4 412)
	34 539	(7 841)	26 698	28 041

122

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits (cont'd)

Change in obligations relating to accrued benefits
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015
Obligations, beginning of year	94 659	91 859
Cost of accrued benefits	2 297	2 280
Interest on obligations	5 947	5 784
Compensations(1)	155	137
Benefits paid	(5 774)	(5 517)
Plan-to-plan transfers	24	33
Actuarial (gains) losses	435	70
Change in obligations relating to certain pension credits(2)	14	13
Obligations, end of year	97 757	94 659

Note:

The value of obligations will be reduced by $372 M in 2016-2017, owing to the adoption, in June 2016, of the Act to amend certain Acts establishing pension plans applicable to public sector employees (2016, chapter 14). The changes made to the provisions of certain pension plans, primarily RREGOP, concern in particular the maximum number of years of service recognized for the purpose of calculating the pension, the age criterion for eligibility to a pension without actuarial reduction and the actuarial reduction rate applicable in the case of anticipation of the pension.

(1)

In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensation by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay. The agreement providing for compensation to fund the PPMP, which was to end on December 31, 2016, was extended to December 31, 2017.

(2)

The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

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14.	Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

Retraite Québec actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2016 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

Date of the most recent actuarial valuations

December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012
(Filed in 2015-2016)	(Filed in 2015-2016)	(Filed in 2014-2015)	(Filed in 2013-2014)

PPUQ	RREGOP and PPMP	RPSO	RREGOP
	– regular service	PPPOCS	– pension credits related to plan-to-plan transfers
	– service transferred from	PPJCQM	– redemption of years of service
	the CSSP and the TPP	PPFEQ
	TPP	PPMNA	PPCT
	CSSP		SPMSQ

Note:	The filing year corresponds to the government fiscal year for which an actuarial valuation of the plan is required, based on the timetable for preparing the valuation.

Main economic assumptions used
(in percent)

	Plans administered by
	Retraite Québec		PPUQ
		2025 and		2025 and
	2016-2024	thereafter	2016-2024	thereafter

Yield, net of inflation	4.35	4.35	4.00	4.00
Inflation rate	2.00	2.25	2.00	2.25
Discount rate for obligations relating to accrued benefits	6.35	6.60	6.00	6.25
Salary growth rate, net of inflation	0.32	0.50	0.50	0.50

124

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits (cont'd)

Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The table presented below shows the impact of a change of 0.05% in the yield rate, 0.25% in the inflation rate and 0.25% in the salary growth rate on the value of obligations for the four main pension plans, i.e. RREGOP – regular service, the PPMP – regular service, the TPP and the CSSP. The table also shows the impact of a half-year difference in life expectancy. According to current assumptions for the RREGOP, the life expectancy of beneficiaries aged 60 is 25.5 years for a man and 28.7 years for a woman.

Impact of a change in the main assumptions on the value of obligations relating to accrued benefits of the four main pension plans

Assumptions	Change	Impact as at March 31, 2016
		(in millions	(in
		of dollars)	percent)
Economic
– Yield, net of inflation	– Increase of 0.05%	(510)	- 0.6
	– Decrease of 0.05%	520	+ 0.6

– Inflation rate	– Increase of 0.25%	(1 210)	- 1.5
	– Decrease of 0.25%	1 270	+ 1.6

– Salary growth rate, net of inflation	– Increase of 0.25%	280	+ 0.3
	– Dencrease of 0.25%	(270)	- 0.3

Demographic
– Life expectancy	– Increase of 0.5 year	660	+ 0.8
	– Decrease of 0.5 year	(680)	- 0.8

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14.	Pension plans and other employee future benefits (cont'd)

Change in the adjusted market value of the RPSF and specific pension plan funds
(in millions of dollars)

	Fiscal year ended March 31
	2016						2015
					Other
			SPMSQ	PPUQ	pension
	RPSF		fund	fund	plan funds	Total	Total

Adjusted market value, beginning of year	52 480		358	3 258	832	56 928	50 202
Anticipated investment income	3 407	(1)	26	204	25	3 662	3 224
Deposit from the general fund of the Consolidated Revenue Fund	1 500		178			1 678	1 500
Contributions paid(2)			0	139	256	395	371
Benefits paid			(7)	(132)	(286)	(425)	(402)
Actuarial gains (losses)	957		7	50	12	1 026	2 020
Change in the value of assets relating to certain pension credits(3)					14	14	13
Adjusted market value, end of year(4)	58 344		562	3 519	853	63 278	56 928

(1)	The forecast return on the RPSF was 6.45% (6.45% in 2014-2015); the realized return, based on the market value of investments, was 2.00% (13.99% in 2014-2015).
(2)	This item includes $184 M ($170 M in 2014-2015) in contributions from participants, government enterprises and organizations not included in the Government's reporting entity.
(3)

The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or the actuarial value of the fund created to provide for their payment, whichever is higher.

(4)

The market value of the RPSF and the specific pension plan funds totalled $65 148 M ($62 330 M as at March 31, 2015). More precisely, the respective market values of the RPSF, the SPMSQ fund and other specific pension funds deposited with the Caisse de dépôt et placement du Québec were $60 084 M, $573 M and $893 M ($57 432 M, $396 M and $927 M, respectively, as at March 31, 2015). The market value of the PPUQ fund was $3 598 M ($3 575 M as at March 31, 2015).

RPSF investment policy as at March 31 of the current year

The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec. The Caisse manages these sums according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. real estate assets, infrastructure) and equity.

RPSF portfolio
(in percent)

	As at March 31
	2016	2015

Fixed-income securities	34.75	35.75
Inflation-sensitive investments	17.00	16.00
Equity	48.25	48.25
	100.00	100.00

126

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits (cont'd)

Pension benefits expense
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015

Cost of accrued benefits	2 297	2 280
Compensations(1)	155	137
Contributions from participants and employers	(184)	(170)
	2 268	2 247
Amortization of actuarial (gains) losses	869	879
	3 137	3 126

(1)

In renewing the collective agreements and working conditions of its employees, the government entered into agreements with the employees in 2010 and 2011 on the funding of RREGOP and the PPMP. These agreements provide for the payment of compensations by the Government into the contribution funds of participants in these plans in order to limit the increase in the contributions they pay. The agreement providing for compensation to fund the PPMP, which was to end on December 31, 2016, was extended to December 31, 2017.

Pension plan debt service expense
(in millions of dollars)

Fiscal year ended March 31
	2016	2015

Interest on obligations relating to accrued benefits	5 947	5 784
Investment income of the funds(1)	(3 213)	(2 623)
	2 734	3 161

(1)

This income is reduced by $449 M ($601 M in 2014-2015) due to the amortization of $449 M ($592 M in 2014-2015) in actuarial losses related to the RPSF and other specific pension plan funds. In 2015-2016, there was no change in the valuation allowance related to a specific pension plan fund (increase of $9 M in 2014-2015).

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14.	Pension plans and other employee future benefits (cont'd)

Other employee future benefits

The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor's pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

Accumulated sick leave1

Certain public service employees and teachers in the school board network can accumulate, in a reserve, the unused sick leave days they are entitled to annually. The days thus accumulated in the reserve can be utilized as fully paid leave days in certain situations provided for in the collective agreements or, in the case of public service employees, for preretirement leave. In case of termination of employment, retirement or death, public service employees receive in money 50% of the value of these accumulated leave days, up to an amount representing the equivalent of 66 days' salary. Teachers receive in money the total value of the accumulated leave days.

The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

Survivor's Pension Plan

The Survivor's Pension Plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

____________________

[1]

New collective agreements entered into with the Syndicat de la fonction publique et parapublique du Québec, which represents some of the employees subject to the Public Service Act (CQLR, chapter F-3.1.1), provide for changes to this program. As of April 1, 2017, the number of unused sick leave days that may be accumulated in a reserve will be limited to 20 days. This reserve will be convertible into cash in its entirety in the event of termination of the employment relationship. As for sick leave days accumulated as at March 31, 2017, minus the days originally transferred to the reserve, they may continue to be used within the framework of pre-retirement as days with full remuneration until March 31, 2022; the balance of these unused days at that date will be convertible into cash at the rate of 70% in 2022-2023.

128

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits (cont'd)

Other employee future benefits liability
(in millions of dollars)

	As at March 31
	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses) (1)	2016	2015
Obligations relating to accrued benefits
Accumulated sick leave	888	(48)	840	877
Survivor's Pension Plan	434	(13)	421	412
Université du Québec programs	262	(48)	214	199
	1 584	(109)	1 475	1 488
Other employee future benefit funds
Accumulated Sick Leave Fund	(1 091)	102	(989)	(918)
Survivor's Pension Plan Fund	(405)	(34)	(439)	(439)
	(1 496)	68	(1 428)	(1 357)
	88	(41)	47	131

(1)

The amortization period for actuarial gains and losses varies from 13 to 15 years for accumulated sick leave, while it is 19 years for the Survivor's Pension Plan and 11 to 12 years for Université du Québec programs.

Change in obligations relating to accrued benefits
(in millions of dollars)

	Fiscal year ended March 31
	2016				2015
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Obligations, beginning of year	975	427	255	1 657	1 602
Cost of accrued benefits	69	18	24	111	118
Interest on obligations	53	26	10	89	90
Benefits paid	(171)	(35)	(24)	(230)	(160)
Changes to plan(1)	(5)	0	0	(5)	-
Actuarial (gains) losses	(33)	(2)	(3)	(38)	7
Obligations, end of year	888	434	262	1 584	1 657

(1)

The value of obligations was reduced by $5 M as at March 31, 2016 as a result of agreements in principle concluded on that date with the Syndicat de la fonction publique et parapublique du Québec, which represents some of the employees subject to the Public Service Act.

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

14.	Pension plans and other employee future benefits (cont'd)

Actuarial valuations

Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. For the period between two actuarial valuations, this value is extrapolated. The value of obligations as at March 31, 2016 was determined using actuarial valuations dated March 31, 2016 for accumulated sick leave, December 31, 2015 for the Survivor's Pension Plan and, March 31, 2015 for Université du Québec programs.

Main long-term economic assumptions used
(in percent)

			Université du
	Accumulated	Survivor's	Québec
	sick leave	Pension Plan	programs

Yield, net of inflation	4.35	4.35	-
Inflation rate	2.25	2.25	2.25
Discount rate for obligations relating to accrued benefits	6.60	6.60	3.75
Salary growth rate, net of inflation	0.50	-	0.50

Change in the adjusted market value of other employee future benefit funds
(in millions of dollars)

	Fiscal year ended March 31
	2016			2015
	Accumulated	Survivor's
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total

Adjusted market value, beginning of year	1 010	392	1 402	1 278
Anticipated investment income(1)	65	24	89	82
Deposits from the general fund of the Consolidated Revenue Fund		14	14	22
Benefits paid		(35)	(35)	(34)
Actuarial gains (losses)	16	10	26	54
Adjusted market value, end of year(2)	1 091	405	1 496	1 402

(1)

The forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund both amounted to 6.45% (6.45% in 2014-2015); the realized returns, based on the market value of investments, were 1.97% and 2.00% respectively (13.95% and 14.08% respectively in 2014-2015).

(2)

The market values of the Accumulated Sick Leave Fund and the Survivor's Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $1 125 M and $423 M respectively ($1 104 M and $435 M respectively as at March 31, 2015).

130

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

14.	Pension plans and other employee future benefits (cont'd)

Accrued benefits expense relating to other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2016				2015
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Cost of accrued benefits	69	18	24	111	118
Changes to plan	(5)			(5)	-
Amortization of actuarial (gains) losses	16		6	22	18
	80	18	30	128	136

Debt service expense relating to other employee future benefits
(in millions of dollars)

	Fiscal year ended March 31
	2016				2015
	Accu-	Survivor's	Université
	mulated	Pension	du Québec
	sick leave	Plan	programs	Total	Total

Interest on obligations relating to accrued benefits	53	26	10	89	90
Investment income of the funds(1)	(72)	(20)		(92)	(82)
	(19)	6	10	(3)	8

(1)

This income is increased by the amortization of $7 M ($5 M in 2014-2015) in actuarial gains related to the Accumulated Sick Leave Fund and reduced by the amortization of $4 M ($5 M in 2014-2015) in actuarial losses related to the Survivor's Pension Plan Fund.

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

15.	Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts will mature at various dates until 2037.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt was 100.0% in Canadian dollars (100.0% in Canadian dollars as at March 31, 2015). This percentage is calculated on the basis of the Government's gross debt.1 A change of 1.0% in the Canadian dollar in relation to foreign currencies would not have a significant impact on the gross debt1 and debt service.

Debt service takes into account foreign exchange losses of $31 million (foreign exchange gains of $19 million in 2014-2015).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt was 89.3% at fixed interest rates and 10.7% at variable interest rates (88.2% at fixed interest rates and 11.8% at variable interest rates as at March 31, 2015). These percentages are calculated on the basis of the Government's gross debt.1 The debt at fixed rates is the debt that will not mature and not be subject to a change of interest rate in the coming fiscal year.

____________________

1	Gross debt including advance borrowings.

132

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

15.	Risk management and derivative instruments (cont'd)

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses. In accordance with this policy, the Government uses over-the-counter derivative instruments only with counterparties with which it has concluded framework agreements.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure compliance with the limit set with the counterparty. Under certain framework agreements, credit overruns receive credit support that may be covered through short-term securities or cash.

The Government deals with major financial institutions that receive credit ratings from at least two credit rating agencies, one of which must be Standard & Poor's or Moody's. When a transaction agreement comes into effect, the institution must have a rating of A or higher from at least one of these agencies. As at March 31, 2016, 100.0% of the transactions in effect met this criterion (100.0% as at March 31, 2015).

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the general fund of the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 2016, the outstanding balance on these lines of credit was $5 million ($16 million as at March 31, 2015).

The general fund of the Consolidated Revenue Fund has also concluded a credit agreement totalling U.S. $3 500 million with a Canadian and international banking syndicate. No transactions were carried out under this credit agreement.

In addition, the general fund of the Consolidated Revenue Fund has kept, in the sinking fund for government borrowings, prudential liquid assets invested mainly in highly liquid securities of the federal Government. In the event of major disruptions in financial markets, these securities can be sold and the liquid assets recovered rapidly, thus enabling the Government to honour its financial commitments. As at March 31, 2016, these prudential liquid assets totalled C$11 110 million (C$8 112 million as at March 31, 2015).

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

16. Debts

Debts by source and by currency
(in millions of dollars)

	As at March 31
	2016			2015
	Equivalent in Canadian dollars
	Debts before		Debts after	Debts after
	impact of	Derivative	impact of	impact of
	derivative	instruments	derivative	derivative
	instruments	– net	instruments	instruments
Debts contracted on financial markets
In Canadian dollars(1)	167 708	37 318	205 026	202 049
In U.S. dollars(1)	21 582	(18 464)	3 118	1 557
In yen	1 659	(1 659)	-	(1)
In euros	13 949	(12 522)	1 427	1 322
In Swiss francs	2 670	(2 673)	(3)	(4)
Other currencies(2)	1 184	(1 182)	2	3
	208 752	818	209 570	204 926
Less
Sinking funds relating to borrowings(3)
In Canadian dollars	15 396	(147)	15 249	13 059
In U.S. dollars	2 961	147	3 108	1 543
In euros	1 495		1 495	1 378
	19 852	-	19 852	15 980
Sub-total			189 718	188 946
Debts arising from private-public partnership agreements(4) and capital leases
In Canadian dollars			4 227	3 804
Total debts before deferred foreign exchange gains (losses)			193 945	192 750
Deferred foreign exchange gains (losses)			374	468
			194 319	193 218

(1)

The Government held $11 521 M in securities ($10 012 M as at March 31, 2015), i.e. $6 886 M ($5 986 M as at March 31, 2015) in sinking funds relating to borrowings, $3 246 M ($2 741 M as at March 31, 2015) in short-term investments, $634 M ($551 M as at March 31, 2015) in loans and portfolio investments and $755 M ($734 M as at March 31, 2015) in investments in government enterprises.

(2)	In 2016, other currencies included the pound sterling and the Australian dollar. In 2015, other currencies included the pound sterling, the Mexican peso and the Australian and New Zealand dollars.
(3)

Payments to the sinking funds relating to borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $46 828 M in debts ($33 380 M as at March 31, 2015). They will be used to repay $15 249 M ($13 059 M as at March 31, 2015) of the debts in Canadian dollars, $3 108 M ($1 543 M as at March 31, 2015) of the debt in U.S. dollars and $1 495 M of the debts in euros ($1 378 M as at March 31, 2015).

(4)

Private-public partnership agreements are contracts that provide for the design, construction, financing and maintenance of fixed assets by a private-public partnership and, in some cases, for the operation of these assets by the partnership. The debts related to these agreements, which have a term of 29 to 39 years, concern the construction of sections of highway for a total of $1 208 M ($1 229 M as at March 31, 2015), hospital centres for a total of $2 501 M ($2 150 M as at March 31, 2015), a performance hall for a total of $70 M ($72 M as at March 31, 2015), a correctional facility for a total of $117 M ($72 M as at March 31, 2015) and a suburban train maintenance centre for a total of $45 M (nothing as at March 31, 2015).

134

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

16.	Debts (cont'd)

Debts by category
(in millions)

As at March 31
	2016		2015
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars

Debts contracted on financial markets
In canadian dollars
Short-term borrowings(1)	3 801	3 801	4 747	4 747
Treasury bills	3 895	3 895	3 894	3 894
Savings products	9 456	9 456	9 222	9 222
Bonds and notes	150 029	150 029	143 624	143 624
Mortgage loans	52	52	58	58
Other financial products	25	25	51	51
Sums payable to (receivable from) counterparties(2)	450	450
Currency swap contracts	37 318	37 318	40 453	40 453
	205 026	205 026	202 049	202 049
In U.S. dollars
Commercial paper	1 722	2 234	2 554	3 239
Bonds and notes	14 917	19 348	15 961	20 243
Currency swap contracts	(14 235)	(18 464)	(17 287)	(21 925)
	2 404	3 118	1 228	1 557
In yen
Bonds and notes	143 772	1 659	144 748	1 530
Currency swap contracts	(143 800)	(1 659)	(144 800)	(1 531)
	(28)	-	(52)	(1)
In euros
Bonds and notes	9 440	13 949	8 346	11 369
Currency swap contracts	(8 475)	(12 522)	(7 375)	(10 047)
	965	1 427	971	1 322
In swiss francs
Bonds and notes	1 973	2 670	2 822	3 684
Currency swap contracts	(1 975)	(2 673)	(2 825)	(3 688)
	(2)	(3)	(3)	(4)
Total carried forward		209 568		204 923

(1)

Short-term borrowings included banker's acceptances, bank loans and lines of credit for $3 127 M ($3 454 M as at March 31, 2015), discounted notes for $651 M ($1 278 M as at March 31, 2015) and other financial products for $23 M ($15 M as at March 31, 2015).

(2)	Sums received (paid) as security for credit support under credit risk management agreements. Additional information is provided in Note 15, “Risk management and derivative instruments”.

135

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

16.	Debts (cont'd)

Debts by category (cont'd)
(in millions)

		As at March 31
	2016		2015
		Equivalent in		Equivalent in
	In monetary	Canadian	In monetary	Canadian
	units	dollars	units	dollars
Debts contracted on financial markets

Total brought forward		209 568		204 923

In pound sterling
Bonds and notes	50	93	50	94
Currency swap contracts	(50)	(93)	(50)	(94)
	-	-	-	-
In mexican pesos
Bonds and notes			1 500	125
Currency swap contracts			(1 500)	(125)
	-	-	-	-
In australian dollars
Bonds and notes	1 096	1 091	1 333	1 289
Currency swap contracts	(1 093)	(1 089)	(1 330)	(1 286)
	3	2	3	3
In New Zealand dollars
Bonds and notes			300	285
Currency swap contracts			(300)	(285)
	-	-	-	-
Sub-total		209 570		204 926
Less
Sinking funds relating to borrowings
In Canadian dollars	15 249	15 249	13 059	13 059
In U.S. dollars	2 397	3 108	1 216	1 543
In euros	1 011	1 495	1 012	1 378
		19 852		15 980
Sub-total		189 718		188 946
Debts arising from agreements and contracts
In canadian dollars
Private-public partnership agreements	3 941	3 941	3 523	3 523
Capital leases	286	286	281	281
Sub-total	4 227	4 227	3 804	3 804
Total debts before deferred foreign exchange gains (losses)		193 945		192 750
Deferred foreign exchange gains (losses)		374		468
		194 319		193 218

136

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

16.	Debts (cont'd)

Sinking funds relating to borrowings Statement of change in the balance of funds
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015
	Equivalent in Canadian dollars

Opening balance	15 852	14 567
Plus
Payments from the general fund of the Consolidated Revenue
Fund and from other entities included in the Government's reporting entity	3 391	876
Net investment income	530	551
	19 773	15 994
Less
Sums used to repay debts	37	142
Closing balance	19 736	15 852

Sinking funds relating to borrowings

Statement of financial position
(in millions of dollars)

	As at March 31
	2016	2015
	Equivalent in Canadian dollars

Investments
Banker's acceptances		173
Treasury bills	7 276	6 733
Deposit certificates	35	51
Bonds and notes	12 445	8 941
	19 756	15 898
Other asset items
Cash	2
Accounts receivable and accrued interest	94	82
	96	82
Funds balance before deferred foreign exchange (gains) losses	19 852	15 980
Deferred foreign exchange (gains) losses	(116)	(128)
Funds balance	19 736	15 852

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

16.	Debts (cont'd)

Debt repayment schedule by currency
(in millions of dollars)

	Equivalent in Canadian dollars
									Debts
									arising from
									agreements
	Debts contracted on financial markets								and contracts
Maturing	In Canadian		In U.S.			In Swiss	Other		In Canadian
on March 31	dollars	(1)	dollars	In yen	In euros	francs	currencies	Sub-total	dollars	Total

2017	29 692		(176)		(1)			29 515	167	29 682
2018	11 690		26			(1)		11 715	169	11 884
2019	16 476		24					16 500	186	16 686
2020	13 996		32		(3)			14 025	164	14 189
2021	10 839		29					10 868	90	10 958
	82 693		(65)	-	(4)	(1)	-	82 623	776	83 399
2022-2026	50 109		(20)		(64)	(2)	2	50 025	509	50 534
2027-2031	5 062		49					5 111	644	5 755
2032-2036	8 656		46					8 702	787	9 489
2037-2041	11 607							11 607	968	12 575
2042 and thereafter	31 650							31 650	543	32 193
	189 777		10	-	(68)	(3)	2	189 718	4 227	193 945

(1)

The maturity of debts in Canadian dollars contracted on financial markets takes into account, for 2017, the repayment of $3 895 M in treasury bills and $3 801 M in short-term borrowings. In regard to savings products redeemable on demand, the schedule provides for the repayment of $1 713 M in 2017, $1 153 M in 2018, $809 M in 2019, $905 M in 2020, $894 M in 2021, $3 968 M in 2022-2026 and $14 M in 2027-2031.

Schedule of repayment of debts by the sinking funds relating to borrowings by currency
(in millions of dollars)

	Equivalent in Canadian dollars
Maturing	In Canadian
on March 31	dollars	In U.S. dollars	In euros	Total

2017	1 466			1 466
2018	801			801
2019	529	1 557		2 086
2020	307			307
2021	1 001			1 001
	4 104	1 557	-	5 661
2022-2026	5 743	980	1 495	8 218
2027-2031	5 171	571		5 742
2032-2036				-
2037-2041				-
2042 and thereafter	231			231
	15 249	3 108	1 495	19 852

138

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

16.	Debts (cont'd)

Weighted average interest rate by currency
(in percent)

	As at March 31
	2016	2015

In Canadian dollars	3.69	3.81
In U.S. dollars	4.34	4.41
In yen	3.54	3.55
In euros	2.93	3.16
In Swiss francs	2.26	2.37
Global	3.63	3.73

Note:	The interest rate for each currency corresponds to the weighted average effective rate on debts in effect as at March 31, excluding interest rate and currency swap contracts. The interest rate, in Canadian dollars, is established taking into account debts arising from private-public partnership agreements and capital leases with an average term of 36 years. The weighted average interest rate for these agreements and contracts was 4.73% (4.79% in 2015). As for the global rate, it is also determined by taking into account interest rate and currency swap contracts.

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17.	Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Categories	Useful life

Buildings(1)
(Institutional and operational buildings, leasehold improvements)	10 to 50 years

Facilities(1)
(Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks
(Road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1)
(Transport vehicles, machinery, furniture, data processing and office automation equipment, specialized medical and educational equipment, etc.)	3 to 30 years

Development of data processing systems(2)
(Design, production and implementation of data processing systems, including the cost of equipment and software acquired for this purpose)	5 to 10 years

(1)	These categories include fixed assets rented under capital leases.
(2)	Certain modules of the data processing system Solution d’affaires en gestion intégrée des ressources (SAGIR) are depreciated on a straight-line basis over a life of 4 to 22 years.

140

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

17.	Fixed assets (cont'd)

Change in fixed assets by category
(in millions of dollars)

			Fiscal year ended on March 31, 2016
						Development
						of data
				Complex		processing
	Land	Buildings	Facilities	network	Equipment	systems	Total

Cost
Opening balance	2 618	48 833	1 434	38 605	15 003	4 956	111 449
Acquisitions	92	751	38	84	828	59	1 852
Impact of disposals and reductions in value	(13)	(515)	(2)	(250)	(861)	(348)	(1 989)
Work in progress		2 352	91	1 868	283	208	4 802
Restatements and other adjustments	(42)	(67)	(3)	48	16	12	(36)
Closing balance	2 655	51 354	1 558	40 355	15 269	4 887	116 078

Accumulated depreciation
Opening balance	-	19 561	565	14 897	9 647	3 104	47 774
Depreciation expenses		1 200	64	1 168	984	316	3 732
Impact of disposals		(427)	(1)	(245)	(834)	(282)	(1 789)
Restatements and other adjustments		(10)			27	(26)	(9)
Closing balance	-	20 324	628	15 820	9 824	3 112	49 708
Net book value	2 655	31 030	930	24 535	5 445	1 775	66 370	(1),(2)

(1)	The total for fixed assets included:

  fixed assets rented under capital leases for a total net book value of $259 M, whose cost and accumulated depreciation were $341 M and $82 M, respectively. The depreciation expense for these fixed assets for 2015-2016 was $14 M. The main categories of fixed assets rented under this type of lease are buildings, whose cost and accumulated depreciation were $283 M and $44 M, respectively, and equipment, whose cost and accumulated depreciation were $42 M and $27 M, respectively;

  fixed assets acquired under private-public partnership agreements for a total net book value of $6 942 M, including $4 552 M for buildings, $2 098 M for complex networks, $159 M for facilities and $133 M for equipment. The depreciation expense for these fixed assets for 2015-2016 was $107 M;

  fixed assets in the form of property under construction, improvements or development (work in progress) totalling $6 590 M including $4 663 M for buildings, $947 M for complex networks, $496 M for the development of data processing systems, $343 M for equipment and $141 M for facilities. No depreciation expense was recorded for these fixed assets.

(2)

Financing charges of $69 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $29 M.

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17.	Fixed assets (cont'd)

Change in fixed assets by category
(in millions of dollars)

	Fiscal year ended on March 31, 2015
						Development
						of data
				Complex		processing
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost
Opening balance	2 392	45 369	1 118	37 125	15 227	4 702	105 933
Acquisitions	101	852	19	15	888	53	1 928
Impact of disposals and reductions in value	(30)	(25)	(5)	(940)	(690)	(110)	(1 800)
Work in progress	1	2 638	82	1 891	492	284	5 388
Restatements and other adjustments	154	(1)	220	514	(914)	27	-
Closing balance	2 618	48 833	1 434	38 605	15 003	4 956	111 449

Accumulated depreciation
Opening balance	-	18 465	389	14 091	9 492	2 801	45 238
Depreciation expenses		1 098	53	1 115	959	322	3 547
Impact of disposals		(16)	(3)	(312)	(659)	(64)	(1 054)
Restatements and other adjustments		14	126	3	(145)	45	43
Closing balance	-	19 561	565	14 897	9 647	3 104	47 774
Net book value	2 618	29 272	869	23 708	5 356	1 852	63 675	(1),(2)

(1)	The total for fixed assets included:

  fixed assets rented under capital leases for a total net book value of $259 M, whose cost and accumulated depreciation were $336 M and $77 M, respectively. The depreciation expense for these fixed assets for 2014-2015 was $17 M. The main categories of fixed assets rented under this type of lease are buildings, whose cost and accumulated depreciation were $274 M and $38 M, respectively, and equipment, whose cost and accumulated depreciation were $50 M and $33 M, respectively;

  fixed assets acquired under private-public partnership agreements for a total net book value of $6 363 M, including $3 985 M for buildings, $2 138 M for complex networks, $152 M for facilities and $88 M for equipment.The depreciation expense for these fixed assets for 2014-2015 was $74 M;

  fixed assets in the form of property under construction, improvements or development (work in progress) totalling $8 373 M including $6 143 M for buildings, $786 M for equipment, $621 M for the development of data processing systems, $575 M for complex networks and $241 M for facilities. No depreciation expense was recorded for these fixed assets.

(2)

Financing charges of $32 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired during the fiscal year through government transfer or through donation, including those acquired for a nominal value, were recorded at their fair value, i.e. $12 M.

142

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

18.	Contractual obligations

Contractual obligations related to expenditures

Contractual obligations by expenditure category
(in millions of dollars)

As at March 31
	2016	2015

Transfers – principal(1),(2),(3)
Grants for repayment of the principal on borrowings contracted by recipients	8 724	8 566
Grants for repayment of the principal on borrowings to be contracted by recipients	4 892	5 031
Grants for repayment of the cost of recipients' fixed assets	1 138	786
Transfers – agreements concerning non-capital expenditures(1),(2),(3)	9 779	9 578
	24 533	23 961
Remuneration(4)
	5 097	5 281
Operating
Capital leases	3 701	3 585
Supplies of goods and services(2),(5)	14 471	15 984
Other	98	82
	47 900	48 893

(1)

The portion of transfer agreements that does not meet the criteria for the recognition of a transfer expenditure on the date of the consolidated financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been duly authorized in accordance with the governance rules of the entity that granted the transfer and the recipient has satisfied all the eligibility criteria.

(2)

Contractual obligations have been reduced to take into account an amount of $816 M in contributions by the federal government and other third parties ($825 M as at March 31, 2015). These contributions were granted to repay the cost of fixed assets covered by the recipients or to support employment and training measures and services in Québec.

(3)

In addition to these amounts, the Government subsidizes the interest, under these transfer agreements, which will be covered by the recipients in subsequent years, estimated at $4 468 M ($4 667 M as at March 31, 2015).

(4)

Memorandums of understanding were signed in November 2014 with the Fédération des médecins spécialistes du Québec and the Fédération des médecins omnipraticiens du Québec to set the terms and conditions for spreading certain amounts already granted under the 2010-2015 agreements. The memorandums of understanding stipulate that these amounts will be spread until 2021-2022.

(5)	Contractual obligations related to the supply of goods and services included an amount of $7 750 M ($7 728 M as at March 31, 2015) stemming from private-public partnership agreements.

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18.	Contractual obligations (cont'd)

Schedule of contractual obligations by expenditure category
(in millions of dollars)

	Transfers –		Transfers –
	grants for		grants for		Transfers –	Transfers –			Supplies
	repayment of		repayment of		grants for	agreements			of goods
	the principal on		the principal on		repayment of	concerning			and
Maturing	borrowings		borrowings to		the cost of	non-capital	Remune-		services
on March 31	contracted	(1)	be contracted	(2)	fixed assets	expenditures	ration	Capital leases	and other	Total

2017	934		225		648	2 166	298	549	3 143	7 963
2018	890		254		293	992	526	460	1 719	5 134
2019	854		329		141	762	830	388	1 011	4 315
2020	801		277		40	731	1 038	322	590	3 799
2021	739		284		51	367	1 315	280	664	3 700
	4 218		1 369		1 173	5 018	4 007	1 999	7 127	24 911
2022-2026	2 231		1 405		21	1 651	1 090	800	1 487	8 685
2027-2031	1 353		1 061			1 101		453	1 326	5 294
2032-2036	774		966			765		276	1 504	4 285
2037-2041	145		350			512		118	1 546	2 671
2042 and thereafter			8		2	1 042		55	1 687	2 794
	8 721		5 159		1 196	10 089	5 097	3 701	14 677	48 640
No fixed maturity date	3				3	56			14	76
	8 724		5 159		1 199	10 145	5 097	3 701	14 691	48 716
Contributions by the federal government and other third parties			(267)		(61)	(366)			(122)	(816)
	8 724		4 892		1 138	9 779	5 097	3 701	14 569	47 900

(1)	The borrowings were contracted by the recipients as follows:

	As at March 31
	2016	2015

Borrowings contracted with:
Financement-Québec	4 170	4 128
Financial institutions	4 567	4 470
Contribution from the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity	(13)	(32)
	8 724	8 566

(2)

In the case of grants for the repayment of the principal on borrowings that are to be contracted by recipients and whose maturity date is still not known, the date is established on the basis of grants' probable payment periods depending on the type of recipients, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies, 20 or 10 years for public transit authorities and 5 years for other recipients.

144

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

18.	Contractual obligations (cont'd)

Contractual obligations related to transfer expenditures – Agreements concerning non-capital expenditures

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve autonomy and take charge of their development. The agreement also aims to more fully engage the Cree in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

This agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree must assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie-James under certain provisions of the JBNQA pertaining to the Cree's economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2015-2016 amounted to $90 million ($87 million in 2014-2015). Considering the indexation for 2016, the minimum annual payments provided for in the coming years amount to $94 million. As at March 31, 2016, the minimum balance payable was $3 375 million ($3 310 million as at March 31, 2015).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice and in correctional services in Cree communities. The minimum annual payments provided for in the coming years amount to $18 million and they are subject to indexation until 2027. As at March 31, 2016, the minimum balance payable was $198 million ($210 million as at March 31, 2015).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the terms and conditions for transfers from various Québec government departments to the Kativik Regional Government. The agreement also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $64 million and they are subject to indexation until 2028. As at March 31, 2016, the minimum balance payable was $770 million ($818 million as at March 31, 2015).

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18.	Contractual obligations (cont'd)

Contractual obligations related to transfer expenditures – Agreements concerning non-capital expenditures (cont'd)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people in Nunavik. To that end, the Government will fund economic and community projects, thus providing local communities with better economic and community development prospects.

The minimum annual payments provided for in the coming years amount to $35 million and they are subject to indexation until 2027. As at March 31, 2016, the minimum balance payable was $394 million ($422 million as at March 31, 2015).

Other transfer agreements1

The contractual obligations related to other transfer agreements stem from agreements on access to places in residential and long-term care facilities, totalling $1 449 million ($1 558 million as at March 31, 2015), the partnership agreement with the municipalities, totalling $1 292 million (formerly, the National Policy on Rurality and the transitional fiscal pact with the municipalities, totalling $676 million as at March 31, 2015), services provided by ambulance companies, totalling $322 million ($315 million as at March 31, 2015). They also included contractual obligations stemming from agreements on the non-profit housing program, totalling $139 million ($130 million as at March 31, 2015), block funding for northern villages in the Kativik region, totalling $190 million ($202 million as at March 31, 2015), the promotion and development of the metropolitan region, totalling $119 million ($176 million as at March 31, 2015), support for caregivers, totalling $102 million ($102 million as at March 31, 2015) and other transfers, totalling $1 429 million ($1 659 million as at March 31, 2015).

____________________

[1]	The Government also covers, through the payment of grants, the interest on borrowings related to certain agreements.

146

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

18.	Contractual obligations (cont'd)

Contractual obligations related to investments

Contractual obligations by investment category
(in millions of dollars)

As at March 31
	2016	2015

Acquisition of fixed assets	4 390	5 664
Loan and investment pledges	3 588	2 545
	7 978	8 209

Acquisition of fixed assets

The Government has concluded various agreements for the acquisition of fixed assets. These agreements provide for the payment, in the coming years, of a total of $4 390 million ($5 664 million as at March 31, 2015), including $730 million for the acquisition of fixed assets stemming from private-public partnership agreements ($1 211 million as at March 31, 2015). The contractual obligations related to these agreements for the acquisition of fixed assets have been reduced to take into account an amount of $78 million ($73 million as at March 31, 2015) in contributions by the federal government and other third parties.

Loan and investment pledges

The Government has entered into various agreements under which it is commited to granting loans to businesses or, in other cases, to investing in them for a total of $3 588 million ($2 545 million as at March 31, 2015).

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19.	Loan guarantees

Under its various financial assistance programs, the Government has guaranteed borrowings contracted by third parties for a total contingent liability of $12 515 million ($12 257 million as at March 31, 2015), for which an allowance for losses on guaranteed financial initiatives of $669 million ($726 million as at March 31, 2015) has been recorded. The guarantees ensure the payment of all or part of the principal, interest or both the principal and interest on debts if the borrower fails to pay.

Loan guarantees by category of borrower
(in millions of dollars)

As at March 31
	2016	2015

Enterprises	1 901	2 042
Non-profit organizations and cooperatives	1 907	1 776
Forest, farm and fisheries producers	4 840	4 679
Students	3 867	3 760
	12 515	12 257
Allowance for losses on guaranteed financial initiatives (Note 12)	(669)	(726)
	11 846	11 531

Guarantees – Borrowings contracted by enterprises
(in millions of dollars)

	As at March 31
	2016		2015

Guarantees granted by the Economic Development Fund(1)	1 845		2 026
Other guarantees	56		16
	1 901	(2),(3)	2 042	(2),(3)
Allowance for losses on guaranteed financial initiatives	(251)		(301)
	1 650		1 741

(1)

The guarantees were granted by the Government under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.

(2)	This total excluded $568 M in authorized loan guarantees that were not yet in effect ($312 M as at March 31, 2015).
(3)	The total value of securities and surety received against guarantees was $1 137 M ($1 142 M as at March 31, 2015).

148

CONSOLIDATED FINANCIAL STATEMENTS 2015 - 2016

19.	Loan guarantees (cont'd)

Guarantees – Borrowings contracted by non-profit organizations and cooperatives
(in millions of dollars)

	As at March 31
	2016	2015

Guarantees granted by the Société d’habitation du Québec(1)
Loan guarantees(2)	1 716	1 565
Other guarantees(3)	191	211
	1 907	1 776
Allowance for losses on guaranteed financial initiatives	(51)	(47)
	1 856	1 729

(1)	These guarantees are granted by the Government under the Act respecting the Société d'habitation du Québec (CQLR, chapter S-8).
(2)

The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the non-profit organization or the cooperative. The borrowings finance the cost of acquiring buildings.

(3)

The Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC), through the Société d’habitation du Québec, under which it is committed to pay certain amounts to the CMHC as compensation for losses incurred when a borrower defaults on payment because a project is in difficulty. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings is covered by the organizations concerned. The borrowings finance the cost of acquiring buildings.

Guarantees – Borrowings contracted by forest, farm and fisheries producers
(in millions of dollars)

	As at March 31
	2016		2015

Guarantees granted by La Financière agricole du Québec(1)	4 730		4 573
Other guarantees	110		106
	4 840	(2)	4 679	(2)
Allowance for losses on guaranteed financial initiatives	(79)		(81)
	4 761		4 598

(1)

These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (CQLR, chapter L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders' residual losses and related charges. The producers' assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.

(2)	This amount excluded $429 M in authorized loan guarantees not yet in effect ($441 M as at March 31, 2015).

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19.	Loan guarantees (cont'd)

Guarantees – Borrowings contracted by students
(in millions of dollars)

	As at March 31
	2016	2015

Borrowings for which the Government pays interest as long as the borrower is a student(1)	1 670	1 651
Borrowings for which borrowers are responsible for paying principal and interest	2 196	2 108
Borrowings for the purchase of a personal computer for which borrowers are responsible for paying interest	1	1
	3 867	3 760
Allowance for losses on guaranteed financial initiatives	(288)	(297)
	3 579	3 463

Note:

These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (CQLR, chapter A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.

(1)

These borrowings bear interest at the banker's acceptance rate plus 150 basis points. The interest that will be subsidized by the Government in subsequent years is estimated at $95 M ($92 M as at March 31, 2015).

150

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

20.	Contingencies

Legal proceedings and disputes

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned, in others, no mention is made of them. Claims for which an amount has been established total $3 179 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

Some of Québec's Aboriginal communities have instituted legal proceedings involving $10 071 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

Complaints have been filed against the Government within the framework of a pay equity audit conducted in 2015. The outcome of these claims is uncertain. In addition, on October 12, 2016, the Québec Court of Appeal rendered a judgment that invalidated, on grounds of discrimination, sections 76.3 and 76.5 and the second paragraph of section 103.1 of the Pay Equity Act which stipulate, in particular, that compensation adjustments related to a pay equity audit that an employer must pay apply as of the date of posting provided for in the Act. These provisions have been declared invalid because, according to the Court, compensation adjustments must apply as of the time when the changes giving rise to the adjustments took place. Therefore, the Government’s potential losses cannot be determined.

Environmental liability

The Government has recorded an environmental liability for the cost of remediating contaminated sites under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated. An amount of $3 218 million is presented as at March 31, 2016 under the heading “Other liabilities” for the 1 955 sites inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2016 takes into account an increase of $979 million in costs ($954 million as at March 31, 2015). In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated.

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21.	Cash flow information

Change in financial assets and liabilities related to operations
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015
Financial assets
Cash and notes on hand and outstanding deposits	(59)	(30)
Accounts receivable	(1 353)	(1 041)
Inventories and other assets intended for sale	(26)	2
Deferred expenses related to debts	(180)	(317)
	(1 618)	(1 386)
Liabilities
Outstanding cheques	212	(295)
Accounts payable and accrued expenses	718	512
Deferred revenue	416	515
Other liabilities	(94)	(136)
Federal government transfers to be repaid	(238)	(237)
	1 014	359
	(604)	(1 027)

Net financial requirements and financing transactions
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015
Liquid assets provided by operating activities	11 208	7 106
Liquid assets used for investing activities in investment	(808)	(2 146)
Liquid assets used for fixed asset investment activities	(5 967)	(5 912)
Net financial requirements	4 433	(952)
Liquid assets provided by (used for) financing activities	(6 068)	5 352
Change in liquid assets during the fiscal year	1 635	(4 400)
Financing transactions	(4 433)	952

152

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

21.	Cash flow information (cont'd)

Cash flow related to interest
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015

Interest paid	7 781	7 685

Non-monetary transactions not included in the consolidated statement of cash flow
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015
Operating activities
Accounts receivable	1	9
Deferred expenses related to debts		(2)
Accounts payable and accrued expenses	(167)	267
	(166)	274
Equity investment activities
Loans and portfolio investments made		(420)
	-	(420)
Fixed asset investment activities
Acquisition	(519)	(1 088)
Disposal		420
	(519)	(668)
Financing activities
Borrowings made	686	823
Borrowings repaid	(1)	(9)
	685	814

Note:	These non-monetary transactions stem mainly from private-public partnership agreements.

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22.	Asset-backed term notes (ABTNs)

Asset-backed term notes (ABTNs) are securities backed by a range of financial instruments, mostly structured in master asset vehicles (MAVs), whose maturities better match those of the underlying assets.

The underlying assets are basically credit default swaps, assets pledged as collateral and traditional assets such as commercial or residential mortgage debts.

As at March 31, 2016, the Government held ABTNs directly at a cost of $260 million ($266 million as at March 31, 2015), whose book value was $220 million ($224 million as at March 31, 2015).

ABTNs held directly by the Government
(in millions of dollars)

	As at March 31
	2016				2015
		Valuation
	Cost	allowances	Book value	Fair value	Book value	Fair value
Bodies consolidated line by line	211	(32)	179	200	184	200
Government enterprises	49	(8)	41	41	40	40
	260	(40)	220	241	224	240

As at March 31, 2016, the Government held ABTNs indirectly through participation units in funds entrusted to the Caisse de dépôt et placement du Québec (CDPQ), whose share of these units in the cost of the CDPQ's ABTN specialized portfolio was $1 079 million ($1 155 million as at March 31, 2015) and whose share of these units in the fair value of the CDPQ's ABTN specialized portfolio was $1 052 million ($1 112 million as at March 31, 2015).

Share of ABTNs held through participation units in the specialized ABTN portfolio of the CDPQ
(in millions of dollars)

		As at March 31
	Share of
	ABTNs held	Share of cost		Share of fair value
		2016	2015	2016	2015
Retirement Plans
Sinking Fund	21.3%	1 009	1 080	984	1 041
Other funds related to the
pension plans and other
employee future benefits	0.7%	31	34	31	32
Generations Fund	0.5%	22	23	21	22
Other	0.3%	17	18	16	17
		1 079	1 155	1 052	1 112

154

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

22.	Asset-backed term notes (ABTNs) (cont'd)

Establishing the fair value of ABTN securities

Since there was no active market as at March 31, 2016, the fair value for the various types of ABTN securities has been established using a discounted cash flow model. These valuations use, as much as possible, observable market data such as interest rates and credit quality and price as at March 31, 2016.

The calculations are based partially on assumptions that are not supported by prices or rates observed on the market. The main assumptions used in the model are related to the default rates on the underlying assets, the loss rates associated with each default, underlying assets returns and discounted cash flow rates.

Guarantees

In addition to the amounts invested in the ABTNs that it presents in its financial statements, the CDPQ also mentions contingencies stemming from guarantees it issued to third parties, maturing in July 2017. These are indemnification agreements that may eventually require the CDPQ to make payments to the third-party beneficiaries of the guarantees. The share of these guarantees allocated to participation units held by the Government amounted to $1 400 million ($1 400 million as at March 31, 2015).

Measurement uncertainty

The current value of ABTNs may vary in relation to their definitive value in subsequent periods particularly because of changes to the main assumptions used for discount rates, credit spreads, anticipated returns, the credit risk of underlying assets and the value of commitments and guarantees.

155

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

23.	Comparative figures

Certain comparative figures for 2014-2015 were reclassified for consistency with the presentation adopted in 2015-2016. In particular, Generations Fund revenue was reclassified by revenue source.

156

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund

National Assembly

Persons Appointed by the National Assembly

Auditor General
Chief Electoral Officer – Commission de la représentation
Lobbyists Commissioner
Public Protector
The Ethics Commissioner

Departments and bodies

Affaires municipales et Occupation du territoire
Commission municipale du Québec
Régie du logement

Agriculture, Pêcheries et Alimentation
Commission de protection du territoire agricole du Québec
Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor
Commission de la fonction publique

Conseil exécutif
Commission d’accès à l’information

 Culture et Communications
Commission de toponymie
Conseil du patrimoine culturel du Québec
Conseil supérieur de la langue française
Office québécois de la langue française

Développement durable, Environnement et Lutte contre les changements climatiques
Bureau d’audiences publiques sur l’environnement

Économie, Science et Innovation

Éducation et Enseignement supérieur
Comité consultatif sur l’accessibilité financière aux études
Commission consultative de l’enseignement privé
Commission d’évaluation de l’enseignement collégial
Commission de l’éthique en science et en technologie
Conseil supérieur de l’éducation

Énergie et Ressources naturelles

157

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 1

National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund (cont'd)

Famille
Curateur public

Finances

Forêts, Faune et Parcs

Immigration, Diversité et Inclusion

Justice
Comité de la rémunération des juges
Comité de la rémunération des procureurs aux poursuites criminelles et pénales
Commission des droits de la personne et des droits de la jeunesse
Conseil de la justice administrative
Conseil de la magistrature
Conseil du statut de la femme
Directeur des poursuites criminelles et pénales
Office de la protection du consommateur
Tribunal des droits de la personne

Relations internationales et Francophonie

Revenu1

Santé et Services sociaux
Commissaire à la santé et au bien-être
Office des personnes handicapées du Québec

Sécurité publique
Bureau des enquêtes indépendantes
Bureau du coroner Comité de déontologie policière
Commissaire à la déontologie policière
Commissaire à la lutte contre la corruption
Commission québécoise des libérations conditionnelles
Régie des alcools, des courses et des jeux

Tourisme

Transports, Mobilité durable et Électrification des transports
Commission des transports du Québec

Travail, Emploi et Solidarité sociale
Commission des partenaires du marché du travail

(1)	Transactions of the general fund of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

158

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 2

Government bodies, special funds and sinking funds

Bodies1

Agence du revenu du Québec
Agence métropolitaine de transport (December 31)
Autorité des marchés financiers
Bibliothèque et Archives nationales du Québec
Centre de la francophonie des Amériques
Centre de recherche industrielle du Québec
Centre de services partagés du Québec
Commission de la capitale nationale du Québec
Commission des services juridiques
Conseil des arts et des lettres du Québec
Conservatoire de musique et d’art dramatique du Québec (June 30)
Corporation d’urgences-santé
École nationale de police du Québec2 (June 30)
École nationale des pompiers du Québec2 (June 30)
Financement-Québec
Fondation de la faune du Québec
Fonds d’aide aux actions collectives
Fonds de l’assurance médicaments – Prescription Drug Insurance Fund
Fonds de recherche du Québec–Nature et technologies – Québec Research Fund–Nature and Technology
Fonds de recherche du Québec–Santé – Québec Research Fund–Health
Fonds de recherche du Québec–Société et culture – Québec Research Fund–Society and Culture
Héma-Québec
Institut de la statistique du Québec
Institut de tourisme et d’hôtellerie du Québec (June 30)
Institut national d’excellence en santé et en services sociaux
Institut national de santé publique du Québec
Institut national des mines
La Financière agricole du Québec
Musée d’art contemporain de Montréal
Musée de la civilisation
Musée national des beaux-arts du Québec
Office de la sécurité du revenu des chasseurs et piégeurs cris – Cree Hunters and Trappers Income Security Board (June 30)
Office des professions du Québec
Office Québec-Amériques pour la jeunesse
Office Québec-Monde pour la jeunesse
Régie de l’assurance maladie du Québec
Régie de l’énergie
Régie des installations olympiques (October 31)
Régie du bâtiment du Québec
Régie du cinéma
Société d’habitation du Québec

159

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

Bodies (cont'd)

Société de développement de la Baie-James (December 31)
Société de développement des entreprises culturelles
Société de financement des infrastructures locales du Québec
Société de l’assurance automobile du Québec (December 31)
Société de la Place des Arts de Montréal (August 31)
Société de télédiffusion du Québec (Télé-Québec) (August 31)
Société des établissements de plein air du Québec
Société des parcs de sciences naturelles du Québec
Société des traversiers du Québec
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec (August 31)
Société du Palais des congrès de Montréal
Société du parc industriel et portuaire de Bécancour
Société du Plan Nord
Société nationale de l’amiante
Société québécoise d’information juridique
Société québécoise de récupération et de recyclage
Société québécoise des infrastructures

Special funds of the Consolidated Revenue Fund

Access to Justice Fund
Administrative Labour Tribunal (Fund of the)3,4
Administrative Tribunal of Québec (Fund of the)3
Air Service Fund
Assistance Fund for Independent Community
Action Avenir Mécénat Culture Fund
Bureau de décision et de révision (Fund of the)3
Caregiver Support Fund
Crime Victims Assistance Fund
Early Childhood Development Fund
Economic Development Fund
Educational Childcare Services Fund
Financing Fund
Fund for the Promotion of a Healthy Lifestyle
Fund to Finance Health and Social Services Institutions
Generations Fund
Goods and Services Fund
Green Fund
Health and Social Services Information Resources Fund
Health Services Fund

160

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

Special funds of the Consolidated Revenue Fund (cont'd)

Highway Safety Fund
IFC Montréal Fund
Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale
Labour Market Development Fund
Land Transportation Network Fund
Mining and Hydrocarbon Capital Fund
Natural Disaster Assistance Fund
Natural Resources Fund
Northern Plan Fund
Police Services Fund
Public Contracts Fund
Québec Cultural Heritage Fund
Québec Fund for Social Initiatives
Register Fund of the Ministère de la Justice
Rolling Stock Management Fund
Sports and Physical Activity Development Fund
Tax Administration Fund
Territorial Information Fund
Territories Development Fund
Tourism Partnership Fund
University Excellence and Performance Fund

Sinking funds of the Consolidated Revenue Fund

Accumulated Sick Leave Fund
Retirement Plans Sinking Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Sinking Fund relating to Government Borrowings
Survivor's Pension Plan Fund

(1)	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.
(2)	No data are available for the period between the end of the fiscal year and March 31.
(3)	The financial data for this special fund, which were used for consolidation purposes, also include those pertaining to the body financed by this fund.
(4)	On June 11, 2015, the National Assembly adopted the Act to group the Commission de l’équité salariale, the Commission des normes du travail and the Commission de la santé et de la sécurité du travail and to establish the Administrative Labour Tribunal (S.Q., 2015, chapter 15). This Act established the Administrative Labour Tribunal to replace the Commission des lésions professionnelles and the Commission des relations du travail and take over their jurisdictions.
This Act also grouped the activities of the Commission de l’équité salariale, the Commission des normes du travail and the Commission de la santé et de la sécurité du travail. The entity thus created is the Commission des normes, de l’équité, de la santé et de la sécurité du travail. This entity is not included in the Government's reporting entity.

161

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks

Health and social services network1

Integrated health and social services centres

Centre intégré de santé et de services sociaux de Chaudière-Appalaches
Centre intégré de santé et de services sociaux de l’Abitibi-Témiscamingue
Centre intégré de santé et de services sociaux de l’Outaouais
Centre intégré de santé et de services sociaux de la Côte-Nord
Centre intégré de santé et de services sociaux de la Gaspésie
Centre intégré de santé et de services sociaux de la Montérégie-Centre
Centre intégré de santé et de services sociaux de la Montérégie-Est
Centre intégré de santé et de services sociaux de la Montérégie-Ouest
Centre intégré de santé et de services sociaux de Lanaudière
Centre intégré de santé et de services sociaux de Laval
Centre intégré de santé et de services sociaux des Îles
Centre intégré de santé et de services sociaux des Laurentides
Centre intégré de santé et de services sociaux du Bas-Saint-Laurent
Centre intégré universitaire de santé et de services sociaux de l’Est-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux de l’Estrie – Centre hospitalier universitaire de Sherbrooke
Centre intégré universitaire de santé et de services sociaux de l’Ouest-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux de la Capitale-Nationale
Centre intégré universitaire de santé et de services sociaux de la Mauricie-et-du-Centre-du-Québec
Centre intégré universitaire de santé et de services sociaux du Centre-Ouest-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Centre-Sud-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Nord-de-l’Île-de-Montréal
Centre intégré universitaire de santé et de services sociaux du Saguenay–Lac-Saint-Jean

Other public institutions and regional authorities

Centre de santé Inuulitsivik – Inuulitsivik Health Centre
Centre de santé Tulattavik de l’Ungava – Ungava Tulattavik Health
Centre Centre hospitalier de l’Université de Montréal
Centre hospitalier universitaire Sainte-Justine
Centre régional de santé et de services sociaux de la Baie-James
Centre universitaire de santé McGill – McGill University Health
Centre CHU de Québec – Université Laval
CLSC Naskapi
Conseil cri de la santé et des services sociaux de la Baie-James – Cree Board of Health and Social Services of James Bay
Institut de cardiologie de Montréal
Institut Philippe-Pinel de Montréal
Institut universitaire de cardiologie et de pneumologie de Québec – Université Laval
Régie régionale de la santé et des services sociaux du Nunavik – Nunavik Regional Board of Health and Social Services

162

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks

School boards2

Commission scolaire au Coeur-des-Vallées
Commission scolaire Central Québec – Central Québec School Board
Commission scolaire crie – Cree School Board
Commission scolaire de Charlevoix
Commission scolaire de Kamouraska–Rivière-du-Loup
Commission scolaire de l'Estuaire
Commission scolaire de l'Énergie
Commission scolaire de l'Or-et-des-Bois
Commission scolaire de la Baie-James
Commission scolaire de la Beauce-Etchemin
Commission scolaire de la Capitale
Commission scolaire de la Côte-du-Sud
Commission scolaire De La Jonquière
Commission scolaire de la Moyenne-Côte-Nord
Commission scolaire de la Pointe-de-l'Île
Commission scolaire de la Région-de-Sherbrooke
Commission scolaire de la Riveraine
Commission scolaire de la Rivière-du-Nord
Commission scolaire de la Seigneurie-des-Mille-Îles
Commission scolaire de la Vallée-des-Tisserands
Commission scolaire de Laval
Commission scolaire de Montréal
Commission scolaire de Portneuf
Commission scolaire de Rouyn-Noranda
Commission scolaire de Saint-Hyacinthe
Commission scolaire de Sorel-Tracy
Commission scolaire des Affluents
Commission scolaire des Appalaches
Commission scolaire des Bois-Francs
Commission scolaire des Chênes
Commission scolaire des Chic-Chocs
Commission scolaire des Découvreurs
Commission scolaire des Draveurs
Commission scolaire des Grandes-Seigneuries
Commission scolaire des Hautes-Rivières
Commission scolaire des Hauts-Bois-de-l'Outaouais
Commission scolaire des Hauts-Cantons
Commission scolaire des Îles
Commission scolaire des Laurentides

163

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

School boards (cont'd)

Commission scolaire des Monts-et-Marées
Commission scolaire des Navigateurs
Commission scolaire des Patriotes
Commission scolaire des Phares
Commission scolaire des Portages-de-l'Outaouais
Commission scolaire des Premières-Seigneuries
Commission scolaire des Rives-du-Saguenay
Commission scolaire des Samares
Commission scolaire des Sommets
Commission scolaire des Trois-Lacs
Commission scolaire du Chemin-du-Roy
Commission scolaire du Fer
Commission scolaire du Fleuve-et-des-Lacs
Commission scolaire du Lac-Abitibi
Commission scolaire du Lac-Saint-Jean
Commission scolaire du Lac-Témiscamingue
Commission scolaire du Littoral
Commission scolaire du Pays-des-Bleuets
Commission scolaire du Val-des-Cerfs
Commission scolaire Eastern Shores – Eastern Shores School Board
Commission scolaire Eastern Townships – Eastern Townships School Board
Commission scolaire English-Montréal – English Montreal School Board
Commission scolaire Harricana
Commission scolaire Kativik – Kativik School Board
Commission scolaire Lester-B.-Pearson – Lester B. Pearson School Board
Commission scolaire Marguerite-Bourgeoys
Commission scolaire Marie-Victorin
Commission scolaire New Frontiers – New Frontiers School Board
Commission scolaire Pierre-Neveu
Commission scolaire René-Lévesque
Commission scolaire Riverside – Riverside School Board
Commission scolaire Sir-Wilfrid-Laurier – Sir Wilfrid Laurier School Board
Commission scolaire Western Québec – Western Québec School Board

Comité de gestion de la taxe scolaire de l'île de Montréal

164

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs)2

Cégep André-Laurendeau
Cégep Beauce-Appalaches
Cégep d'Ahuntsic
Cégep de Baie-Comeau
Cégep de Bois-de-Boulogne
Cégep de Chicoutimi
Cégep de Drummondville
Cégep de Granby–Haute-Yamaska
Cégep de Jonquière
Cégep de l'Abitibi-Témiscamingue
Cégep de l'Outaouais
Cégep de la Gaspésie et des Îles
Cégep de La Pocatière
Cégep de Lévis-Lauzon
Cégep de Maisonneuve
Cégep de Matane
Cégep de Rimouski
Cégep de Rivière-du-Loup
Cégep de Rosemont
Cégep de Saint-Félicien
Cégep de Saint-Hyacinthe
Cégep de Saint-Jérôme
Cégep de Saint-Laurent
Cégep de Sainte-Foy
Cégep de Sept-Îles
Cégep de Sherbrooke
Cégep de Sorel-Tracy
Cégep de Thetford
Cégep de Trois-Rivières
Cégep de Valleyfield
Cégep de Victoriaville
Cégep du Vieux Montréal
Cégep Édouard-Montpetit
Cégep François-Xavier-Garneau
Cégep Gérald-Godin
Cégep Limoilou
Cégep Lionel-Groulx
Cégep Marie-Victorin

165

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 3

Organizations in the Government's health and social services and education networks (cont'd)

Education networks (cont'd)

General and vocational colleges (CEGEPs) (cont'd)

Cégep Montmorency
Cégep régional de Lanaudière
Cégep Saint-Jean-sur-Richelieu
Champlain Regional College of General and Vocational Education
Collège d’Alma
Collège Shawinigan
Dawson College
Heritage College
John Abbott College
Vanier College of General and Vocational Education

Université du Québec and its constituent universities3

École de technologie supérieure
École nationale d'administration publique
Institut national de la recherche scientifique
Télé-université
Université du Québec
Université du Québec à Chicoutimi
Université du Québec à Montréal
Université du Québec à Rimouski
Université du Québec à Trois-Rivières
Université du Québec en Abitibi-Témiscamingue
Université du Québec en Outaouais

(1)	On February 7, 2015, the National Assembly adopted the Act to modify the organization and governance of the health and social services network, in particular by abolishing the regional agencies (CQLR, chapter O-7.2). This Act modified the organization and governance of the health and social services network through the regional integration of health services and social services and the creation of institutions with a broader mission. As a result, the number of institutions in the network as a whole was reduced to 35 as of April 1, 2015.
(2)	School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31, except in the case of the Cree School Board. No data are available for that school board for the period from June 30 to March 31.
(3)	The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2015 to April 30, 2016, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2016 did not have a material financial impact on the Government's financial position and consolidated results.

166

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 4

Government enterprises

Capital Financière agricole inc.
Hydro-Québec (December 31)
Investissement Québec
Loto-Québec
Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)
Société Innovatech du Grand Montréal
Société Innovatech du Sud du Québec
Société Innovatech Québec et Chaudière-Appalaches
Société Innovatech Régions ressources

Note:	When the fiscal year of a government enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise's fiscal year and March 31.

167

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 5

Government departments and bodies that conduct fiduciary transactions not included in the Government's reporting entity

Agence du revenu du Québec
Fonds des pensions alimentaires
Unclaimed property (December 31)

Autorité des marchés financiers
Fonds d’indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Comité Entraide – public and parapublic sectors

Commission de la construction du Québec (December 31)

Commission des partenaires du marché du travail
Workforce Skills Development and Recognition Fund

Conseil de gestion de l’assurance parentale (December 31)
Parental Insurance Fund (December 31)

Curateur public
Accounts under administration (December 31)

La Financière agricole du Québec
Fonds d’assurance-récolte
Fonds d’assurance-stabilisation des revenus agricoles

Ministère de la Famille
Account under administration of the Educational Childcare Services Fund

Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances
Trust fund

Office de la protection du consommateur
Cautionnements individuels des agents de voyages
Fonds d’indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie

Régie du bâtiment du Québec
Guaranty fund

168

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 5

Government departments and bodies that conduct fiduciary transactions not included in the Government's reporting entity (cont'd)

Retraite Québec (December 31)

Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec (December 31)

Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies

Note:	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

169

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 6

Revenue

Revenue by source
(in millions of dollars)

Fiscal year ended March 31
	2016		2015
	Budget(1)	Actual results	Actual results

Own-source revenue

Income and property taxes
Personal income tax		28 753	27 547
Contributions dedicated to health services		6 614	6 397
Corporate tax		7 016	5 837
School property tax		2 090	1 954
	43 266	44 473	41 735
Consumption taxes
Sales		14 492	13 773
Fuel		2 306	2 215
Tobacco		1 083	1 069
Alcoholic beverages		634	598
Pari mutuel		2	2
	18 701	18 517	17 657
Duties and permits
Motor vehicles		1 192	1 165
Natural resources		1 195	1 144
Greenhouse gas emissions		858	402
Other		583	571
	3 627	3 828	3 282

Miscellaneous revenue
Sales of goods and services		4 629	4 628
User contributions		1 588	1 559
Tuition fees		344	322
Interest on accounts receivable and loans and income from portfolio investments		1 088	1 018
Fines, forfeitures and recoveries		916	953
Third-party donations		826	837
	10 160	9 391	9 317
Revenue from government enterprises
Hydro-Québec		2 680	3 245
Loto-Québec		1 202	1 026
Société des alcools du Québec		1 067	1 034
Other		64	102
	4 962	5 013	5 407
Total own-source revenue	80 716	81 222	77 398
Federal government transfers
Equalization		9 521	9 286
Health transfers		5 487	5 282
Transfers for post-secondary education and other social programs		1 542	1 588
Other programs		2 351	2 383
Total federal government transfers	19 444	18 901	18 539
Total revenue	100 160	100 123	95 937

(1)	Based on the data presented in Budget 2015-2016 of the Ministère des Finances tabled on March 26, 2015.

170

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 7

Expenditure

Expenditure by supercategory and category
(in millions of dollars)
Fiscal year ended March 31
	2016		2015
	Budget(1)	Actual results	Actual results

Expenditure excluding debt service
Transfers
Remuneration		2 664	2 593
Operating		1 125	1 209
Capital		1 761	1 402
Interest		345	339
Support		20 326	20 287
		26 221	25 830
Remuneration		42 134	41 906
Operating(2)		17 114	16 879
Doubtful accounts and other allowances		1 001	916
Total expenditure excluding debt service	88 091	86 470	85 531
Debt service
Interest on debts(3)		7 911	7 736
Less
Investment income of the sinking funds for borrowings		530	551
Short-term investment income		103	84
		7 278	7 101
Interest on pension plan and other employee future benefit obligations		6 036	5 874
Less
Investment income of the Retirement Plans Sinking Fund and specific pension funds		3 213	2 623
Investment income of employee future benefit program funds		92	82
		2 731	3 169
Total debt service	10 483	10 009	10 270
Total expenditure	98 574	96 479	95 801

(1)	Based on the data presented in Budget 2015-2016 of the Ministère des Finances tabled on March 26, 2015.
(2)	The operating expenditure included an amount of $3 732 M ($3 547 M in 2014-2015) related to the depreciation of fixed assets.
(3)	The interest charge on the debts included an amount of $32 M related to the amortization of deferred foreign exchange losses ($32 M in 2014-2015 related to the amortization of deferred foreign exchange gains).

171

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 8

Investment in government enterprises

Financial information on government enterprises
(in millions of dollars)

	As at March 31
	2016
						Investissement
	Hydro-Québec					Québec
			Adjustments for
	December 31		the three-month	Adjustments –	March 31
	2015	(1)	period (2)	IFRS (1)	(IFRS)

STATEMENT OF OPERATIONS
Revenue	13 754		(316)	23	13 461	937
Expenditure	10 607		(110)	273	10 770	868
Net result	3 147		(206)	(250)	2 691	69
Consolidation adjustments(3)					(11)	(1)
REVENUE FROM GOVERNMENT ENTERPRISES					2 680	68
OTHER COMPREHENSIVE INCOME ITEMS
Other comprehensive income items(4)	727		(247)	(753)	(273)	(39)
STATEMENT OF FINANCIAL POSITION
Assets
Fixed assets	62 572		29	1 216	63 817	206
Other assets	12 627		(104)	804	13 327	8 261
Total assets	75 199		(75)	2 020	77 144	8 467
Liabilities
Long-term debts contracted with third parties	45 983		(580)		45 403 (5)	4 647 (6)
Long-term debts and advances contracted with the Government(7)						534
Other liabilities	9 741		(1 070)	2 995	11 666 (8)	442
Total liabilities	55 724		(1 650)	2 995	57 069	5 623
Shareholders' equity
Accumulated other comprehensive income items	(1 445)		(9)	383	(1 071)	245
Other shareholders' equity items	20 920		1 584	(1 358)	21 146	2 599
Total shareholders' equity	19 475		1 575	(975)	20 075	2 844
Consolidation adjustments(9)					(29)	21
Equity value (modified method)					20 046	2 865
Loans(7)						534
INVESTMENT IN GOVERNMENT ENTERPRISES					20 046	3 399

172

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 8

As at March 31
2016									2015
									(restated)
						Société
				Société	Société	Innovatech	Société
	Société des	Capital		Innovatech du	Innovatech du	Québec et	Innovatech
	alcools du	Financière		Grand	Sud	Chaudière-	Régions
Loto-Québec	Québec	agricole inc.	(10)	Montréal	du Québec	Appalaches	ressources	Total	Total

3 555	3 137	2			(1)	(3)	(1)	21 087	20 871
2 328	2 070	1						16 037	15 364
1 227	1 067	1		-	(1)	(3)	(1)	5 050	5 507
(25)								(37)	(100)

1 202	1 067	1		-	(1)	(3)	(1)	5 013	5 407

6	-	-		-	-	-	-	(306)	606

952	241							65 216	63 112
321	453	16		5	13	30	25	22 451	21 498
1 273	694	16		5	13	30	25	87 667	84 610

								50 050	49 621

308		1						843	916
854	653							13 615	11 003
1 162	653	1		-	-	-	-	64 508	61 540

25	(4)							(805)	(497)
86	45	15		5	13	30	25	23 964	23 567
111	41	15		5	13	30	25	23 159	23 070
		(1)						(9)	2

111	41	14		5	13	30	25	23 150	23 072
308		1						843	915

419	41	15		5	13	30	25	23 993	23 987

173

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APPENDIX 8

Investment in government enterprises (cont'd)

(1)	Hydro-Québec, which is a rate-regulated government enterprise, prepared its financial statements for the fiscal year ended December 31, 2015 in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Canadian public sector accounting standards require that the value of government investments in rate-regulated enterprises must be determined on the basis of the enterprises' financial data in accordance with International Financial Reporting Standards (IFRS). Therefore, at the Government's request, Hydro-Québec made certain adjustments to its financial data established on the basis of U.S. GAAP so that they would be compliant with IFRS. These accounting adjustments are presented in the column “Adjustments – IFRS” and they are itemized in section “Ajustements to comply with International Financial Reporting Standards (IFRS)” of this appendix.
(2)	The data presented in the “Adjustments for the three-month period” column represent adjustments needed to account for the Hydro-Québec's financial data, established on the basis of U.S. GAAP, on the basis of the Government's fiscal year, which ends on March 31. The fiscal year of Hydro-Québec ends on December 31.
(3)	The adjustment of the government enterprises' net result stems mainly from contributions made by Loto-Québec to entities within the Government's reporting entity (decrease of $25 M) and charged to its shareholders' equity and from the elimination of unrealized gains and losses on transactions carried out by Hydro-Québec with entities in the Government's reporting entity (decrease of $11 M).
(4)	The government enterprises' other comprehensive income items arise mainly from actuarial losses and the cost of past service in respect of employee future benefits, variations in the fair value of instruments designated as cash flow hedges and in that of financial assets available for sale, as well as from foreign exchange gains and losses stemming from the conversion of subsidiaries and of equity-accounted enterprises. These other comprehensive income items, except those related to employee future benefits, will be reclassified in the net result of government enterprises when they are realized.
In the case of Hydro-Québec, other comprehensive income items arise from variations in the fair value of instruments designated as cash flow hedges, for $235 M, and from actuarial losses and the cost of past service in respect of employee future benefits of $508 M. In the case of Investissement Québec, other comprehensive income items arise mainly from the conversion of a subsidiary and equity-accounted enterprises for $36 M and from variations in the fair value of financial assets available for sale, for $5 M. In the case of Loto-Québec, other comprehensive income items arise from net actuarial gains in respect of employee future benefits, for $6 M.
(5)	The Government guarantees borrowings contracted by Hydro-Québec in different currencies. The net value of these borrowings stood at $45 118 M ($41 120 M as at March 31, 2015).
(6)	The Government guarantees payment of the principal on certain debts, which totalled $4 646 M ($4 584 M as at March 31, 2015).
(7)	The loans of $534 M granted by the Government to Investissement Québec do not bear interest and their repayment terms are as follows: $500 M worth of these loans is repayable on demand and $34 M worth matures between June 2023 and January 2025. The loans of $308 M granted to Loto-Québec bear interest at rates of 1.61% to 4.10% and mature between December 2016 and December 2043; those of $1 M granted to Capital Financière agricole inc. bore interest at rates of 0.00% to 0.95% and matured in April 2016.
The value of the maturing loans will be $51 M in 2017, $40 M in 2018, $100 M in 2019, $43 M in 2021, $59 M during the 2022-2026 period and $50 M beyond that period.
(8)	The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2015) for the Gentilly-2 nuclear generating station, for which Hydro-Québec set up a trust of $132 M ($120 M as at March 31, 2015).
(9)	The equity value adjustments (modified method) stem from the elimination of unrealized gains and losses on transactions with entities in the Government's reporting entity.
(10)	The percentage of the Government's investment in this enterprise is 90.10%.

174

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 8

Investment in government enterprises (cont'd)

Repayment schedule for long-term debts contracted with third parties
(in millions of dollars)

						2022 and
	2017	2018	2019	2020	2021	thereafter	Total

Hydro-Québec	1 966	1 311	1 195	1 269	3 381	36 281	45 403
Investissement Québec	860	1 117	1 057	774	839	0	4 647

	2 826	2 428	2 252	2 043	4 220	36 281	50 050

175

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 8

Investment in government enterprises (cont'd)

Accounting change made by a government enterprise

Hydro-Québec

Hydro-Québec, which is a rate-regulated government enterprise, adopted U.S. generally accepted accounting principles (U.S. GAAP) for the first time on January 1, 2015. This change in basis of accounting, which was applied retroactively by Hydro-Québec with restatement of its data for previous fiscal years, reduced the shareholders' equity of this government enterprise by $2 657 million ($2 140 million as at January 1, 2014), including an amount of $2 003 million ($1 541 million as at January 1, 2014) attributable to its accumulated other comprehensive income items. The net earnings and other comprehensive income items for Hydro-Québec's fiscal year ended December 31, 2014 were reduced by $55 million and $462 million respectively.

In the government's consolidated financial statements for the fiscal year ended March 31, 2015, a significant portion of these adjustments related to the change in basis of accounting had been taken into account in the value of the Government's investment and in the revenue from this enterprise.1

During the fiscal year ending March 31, 2016, Hydro-Québec informed the Government that additional adjustments were necessary. To reflect these adjustments in its consolidated financial statements, the Government reduced, as at April 1, 2015, the value of its investment in Hydro-Québec by $107 million ($163 million as at April 1, 2014) and, as a result, increased its accumulated deficit at that date by the same amount. Other comprehensive income items of government enterprises were increased by $56 million for fiscal 2014-2015.

[1]	These adjustments are included in the total impact presented under the heading “Accounting changes made by government enterprises”, described on pages 178 and 179 of Volume 1 of Public Accounts 2014-2015.

176

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 8

Investment in government enterprises (cont'd)

Accounting change made by a government enterprise (cont'd)

Impact of the accounting change made by a government enterprise
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015
Statement of accumulated deficit and net debt
Accumulated deficit and net debt, beginning of fiscal year	107	163
Other comprehensive income items of government enterprises	-	56

	As at March 31
	2016	2015
Statement of financial position
Investment in government enterprises	(107)	(107)
Accumulated deficit and net debt, end of fiscal year	107	107

Adjustments to comply with International Financial Reporting Standards (IFRS)

Hydro-Québec

Canadian public sector accounting standards require that the value of the Government's investment in rate-regulated enterprises be determined on the basis of financial data in accordance with IFRS. Therefore, at the Government's request, Hydro-Québec made certain adjustments to its financial data established on the basis of U.S. GAAP so that they would be compliant with IFRS. These adjustments concerned essentially financial data on pension benefits, financial instruments, fixed asset retirement obligations, regulatory liabilities related to tangible fixed assets, capitalizable development costs and provisions for onerous contracts.

For fiscal 2015-2016, revenue from government enterprises and other comprehensive income items of government enterprises were reduced by $250 million and $753 million, respectively. Accordingly, as at March 31, 2016, the value of the Government's investment in Hydro-Québec was reduced by $1 003 million and the Government's accumulated deficit was increased by the same amount.

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APPENDIX 8

Investment in government enterprises (cont'd)

Adjustments to comply with International Financial Reporting Standards (IFRS) (cont'd)

Adjustments – IFRS
(in millions of dollars)

Fiscal year ended
March 31, 2016
Statement of operations
Revenue
Revenue from government enterprises	(250)
Annual surplus	(250)

Statement of accumulated deficit and net debt
Accumulated deficit and net debt, beginning of fiscal year	-
Other comprehensive income items of government enterprises	(753)

As at March 31, 2016
Statement of financial position
Investment in government enterprises	(1 003)
Accumulated deficit and net debt, end of fiscal year	1 003

178

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 8

Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises

Hydro-Québec

Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract will be renewed automatically in 2016 for an additional 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2015, Hydro-Québec was also committed under contracts to purchasing electricity from other producers. Taking the renewal clauses into account, the maturity dates of these contracts extend to 2052.

Taking into account commitments as a whole, Hydro-Québec plans to make the following minimum payments, in millions of dollars, in the coming fiscal years:

Hydro-Québec's contractual obligations
(in millions of dollars)

December 31

2016	1 646
2017	1 802
2018	1 913
2019	2 064
2020	2 074
2021 and thereafter	32 542

Total	42 041

Hydro-Québec has provided for investments of about $3.9 billion in tangible fixed assets and intangible assets for the 2016 calendar year.

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 8

Investment in government enterprises (cont'd)

Main contractual obligations of government enterprises (cont'd)

Investissement Québec

Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements, authorized by the enterprise, pending acceptance by clients, represented a total of $42 million as at March 31, 2016. The agreements accepted by clients, which include amounts not disbursed on loans, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $370 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2016 to investing $98 million, through units of limited partnerships, in regional economic intervention funds (FIER) and other venture capital agencies.

These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

During the normal course of its activities, Investissement Québec has contracted various other commitments, totalling $58 million as at March 31, 2016.

Loto-Québec

As at March 31, 2016, Loto-Québec was committed, under lease agreements, to paying undiscounted minimum payments due, totalling $146 million.

Société des alcools du Québec

As at March 31, 2016, the Société des alcools du Québec was committed, under lease agreements, to paying a total of $425 million, for the rental of outlets.

180

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 8

Investment in government enterprises (cont'd)

Main contingencies of government enterprises

Hydro-Québec

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2015, the amortized cost of the debt concerned was $5 903 million.

Investissement Québec

When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement.

Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

To contribute to Québec's economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2016, the guarantees granted by this enterprise totalled $474 million; a liability of $62 million has been recorded in respect of these guarantees.

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 8

Investment in government enterprises (cont'd)

Material transactions and balances of government enterprises realized with entities included in the Government's reporting entity
(in millions of dollars)

	Fiscal year ended March 31
	2016	2015
Inter-entity transactions related to results
Revenue	515	524
Expenditure	1 236	1 241
Inter-entity transactions related to shareholder's equity
Dividends paid into the general fund of the Consolidated Revenue Fund
Hydro-Québec	2 262	2 464
Loto-Québec	1 202	1 026
Société des alcools du Québec	1 067	1 034
	4 531	4 524
Dividends paid into the Generations Fund
Hydro-Québec	98	71
Total dividends paid	4 629	4 595

Contributions from Loto-Québec	25	90

	As at March 31
	2016	2015
Inter-entity balances
Financial assets	5 153	5 053
Non-financial assets	72	89
Deferred revenue related to the acquisition of fixed assets	49	52
Debts and other liabilities with the Government	1 376	1 401

182

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 9

Segment disclosures

Consolidated statement of revenue and consolidated statement of expenditure by government mission

The Government provides segmented financial information for each of its missions. This information is intended to present the resources allocated to support its missions, and to provide users with relevant information for accountability and decision-making purposes.

The following tables present the revenue sources and costs of each of the Government's missions, namely:

•	Health and Social Services, encompasses the activities of the Ministère de la Santé et des Services sociaux and the bodies and special funds that contribute to this mission;

•	Education and Culture, encompasses the activities of:

	—	the Ministère de la Culture et des Communications,

	—	the Ministère de l’Éducation et de l’Enseignement supérieur (except the research sector),

	—	the Ministère de l’Immigration, de la Diversité et de l’Inclusion,

	—	the bodies and special funds that contribute to this mission;

•	Economy and Environment, encompasses mainly the activities of:

	—	the ministère des Affaires municipales et de l’Occupation du territoire (except for the sector related to the financial measures of the fiscal partnership , the sector related to compensations in lieu of taxes and the general administration sector),

	—	the Ministère de l’Agriculture, des Pêcheries et de l’Alimentation,

	—	the Ministère du Développement durable, de l’Environnement et de la Lutte contre les changements climatiques,

	—	the Ministère de l’Économie, des Sciences et de l’Innovation,

	—	the Ministère de l’Éducation et de l’Enseignement supérieur (research sector),

	—	the Ministère de l’Énergie et des Ressources naturelles,

	—	the Ministère des Forêts, de la Faune et des Parcs,

	—	the Ministère des Relations internationales et de la Francophonie,

	—	the Ministère du Tourisme,

	—	the Ministère des Transports, de la Mobilité durable et des l’Électrification des transports,

	—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (sector regarding employment assistance measures and the promotion and development of the Capitale-Nationale),

	—	the bodies and special funds that contribute to this mission;

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 9

Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

•	Support for Individuals and Families, encompasses mainly the activities of:

	—	the Ministère de la Famille,

	—	the Ministère de la Justice (access to justice sector, sector related to compensation of victims of crime and status of women sector),

	—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (sector related to financial assistance measures for individuals and families and general administration sector),

	—	the bodies and special funds that contribute to this mission;

•	Administration and Justice, encompasses mainly the activities of:

	—	the Ministère des Affaires municipales et de l’Occupation du territoire (sector related to the financial measures of the fiscal partnership, sector related to compensation in lieu of taxes and general administration sector),

	—	the National Assembly and persons appointed by it,

	—	the Conseil du trésor,

	—	the Conseil exécutif,

	—	the Ministère des Finances (except for debt management),

	—	the Ministère de la Justice (except access to justice sector, sector related to compensation of victims of crime and status of women sector),

	—	the Ministère de la Sécurité publique,

	—	the Ministère du Travail, de l’Emploi et de la Solidarité sociale (labour sector),

	—	the Generations Fund,

	—	the bodies and special funds that contribute to this mission,

In addition, revenue and expenditure related to the application or enforcement of any Act, which are under the responsibility of the Minister of Revenue, are presented in this mission, except for refundable tax credits that meet the definition of a tax-funded transfer. Each of these tax credits is presented in the expenditures of the government mission with which it is associated. Revenue from federal government transfers falling under the responsibility of the Ministère des Finances, i.e. revenue from equalization payments, payments from transfers for health care and for post-secondary education and other social programs, are also presented in this mission;

184

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 9

Segment disclosures (cont'd)

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

•	Debt Service: encompasses mainly the activities of the Ministère des Finances (debt management sector).

The revenue and expenditure of each mission are presented after the eliminations of transactions and balances between the entities in a given mission. In addition, when an entity's activities are related to several missions, its revenue and expenditure are allocated among the missions concerned.

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PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 9

Segment disclosures (cont'd)

Consolidated statement of revenue by government mission
(in millions of dollars)

	Fiscal year ended March 31, 2016
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total
REVENUE
Income and property taxes	1 212	2 090	77		41 094	44 473
Consumption taxes	20	81	2 396	30	15 990	18 517
Duties and permits	2	51	2 547	15	1 213	3 828
Miscellaneous revenue	3 645	1 775	1 456	180	2 335	9 391
Revenue from government enterprises					5 013	5 013
Total own-source revenue	4 879	3 997	6 476	225	65 645	81 222
Federal government transfers	543	688	1 921	33	15 716	18 901
Total revenue	5 422	4 685	8 397	258	81 361	100 123

	Fiscal year ended March 31, 2015
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration
	Services	and Culture	Environment	and Families	and Justice	Total
REVENUE
Income and property taxes	1 105	1 954	63		38 613	41 735
Consumption taxes	20	71	2 296	30	15 240	17 657
Duties and permits	2	52	2 155	13	1 060	3 282
Miscellaneous revenue	3 631	1 743	1 375	197	2 371	9 317
Revenue from government enterprises					5 407	5 407
Total own-source revenue	4 758	3 820	5 889	240	62 691	77 398
Federal government transfers	618	697	1 610	35	15 579	18 539
Total revenue	5 376	4 517	7 499	275	78 270	95 937

186

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 9

Segment disclosures (cont'd)

Consolidated statement of expenditure by government mission
(in millions of dollars)

Fiscal year ended March 31, 2016
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt
	Services	and Culture	Environment	and Families	and Justice	Service	Total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 845	4 607	6 880	8 808	1 081		26 221
Remuneration	24 042	12 675	1 375	479	3 563		42 134
Operating	8 570	3 695	3 405	290	1 154		17 114
Doubtful accounts and other allowances	44	20	37	12	888		1 001
Total expenditure excluding debt service	37 501	20 997	11 697	9 589	6 686	-	86 470
Debt service						10 009	10 009
Total expenditure	37 501	20 997	11 697	9 589	6 686	10 009	96 479

Fiscal year ended March 31, 2015
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt
	Services	and Culture	Environment	and Families	and Justice	service	Total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 721	4 468	6 617	8 882	1 142		25 830
Remuneration	23 557	12 687	1 390	491	3 781		41 906
Operating	8 481	3 681	3 337	293	1 087		16 879
Doubtful accounts and other allowances	33	34	167	5	677		916
Total expenditure excluding debt service	36 792	20 870	11 511	9 671	6 687	-	85 531
Debt service						10 270	10 270
Total expenditure	36 792	20 870	11 511	9 671	6 687	10 270	95 801

187

PUBLIC ACCOUNTS 2015 - 2016 – VOLUME 1

APPENDIX 10

Fiduciary transactions conducted by the Government

Summary of fiduciary transactions conducted by government departments and bodies
(in millions of dollars)

	As at March 31, 2016
				Net assets
	Assets		Liabilities	(liabilities)
Agence du revenu du Québec
Fonds des pensions alimentaires	242		242	-
Unclaimed property(1)	138		65	73
Autorité des marchés financiers
Fonds d’indemnisation des services financiers	50	(2)	15	35
Caisse de dépôt et placement du Québec(1)	290 817		42 792	248 025	(2),(3)
Comité Entraide – public and parapublic sector	5			5
Commission de la construction du Québec
General Fund(1)	254		339	(85)
Supplemental Pension Plan(1) :
general account	4 307	(2)	3 567	740
complementary account	8 128	(2)	8 128	-
pensioners' account	7 178	(2)	7 078	100
Other funds(1)	2 028		1 096	932
Commission des partenaires du marché du travail
Workforce Skills Development and Recognition Fund	50		4	46
Conseil de gestion de l'assurance parentale(1)	12		12	-
Parental Insurance Fund(1)	187	(2)	457	(270)
Curateur public
Accounts under administration(1)	506		74	432
La Financière agricole du Québec
Fonds d’assurance-récolte	323	(2)	3	320
Fonds d’assurance-stabilisation des revenus agricoles	30		193	(163)
Ministère de la Famille
Account under administration of the Educational
Childcare Services Fund	138		138	-
Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale(1)	1			1
Ministère des Finances
Trust fund	575		575	-

188

CONSOLIDATED FINANCIAL STATEMENTS
2015 - 2016

APPENDIX 10

Fiduciary transactions conducted by the Government (cont'd)

Summary of fiduciary transactions conducted by government departments and bodies (cont'd)
(in millions of dollars)

	As at March 31, 2016
				Net assets
	Assets		Liabilities	(liabilities)
Office de la protection du consommateur
Cautionnements individuels des agents de voyages	5	(2)	4	1
Fonds d’indemnisation des clients des agents de voyages	132	(2)		132
Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie	9	(2)		9
Régie du bâtiment du Québec
Guaranty fund	6			6
Retraite Québec(1)	89	(2)	89	-
Government pension plans – share paid by participants(1) :
RREGOP	59 726	(2)	52 769	6 957
PPMP	10 633	(2)	11 314	(681)
PPPOCS	575	(2),(4)	529	46
SPMSQ	350	(2)	303	47
Other pension plans administered by the Retraite Québec(1)	314	(2)	290	24
Québec Pension Plan Fund(1)	58 194	(2)	752	57 442
Fonds de surveillance des régimes complémentaires de retraite(1)	17		1	16
Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec(1)	11 048	(2)	9 069	1 979
Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies	143		143	-

(1)	The data are as at December 31, 2015, i.e. the end date of the trust fund's fiscal year. In the case of Retraite Québec, the National Assembly adopted on October 6, 2015, the Act to group the Commission administrative des régimes de retraite et d’assurances and the Régie des rentes du Québec (S.Q., 2015, chapter 20). This Act provided for the grouping of the activities of the Régie des rentes du Québec (RRQ) and the Commission administrative des régimes de retraite et d’assurances (CARRA) as of January 1, 2016 and renamed the latter “Retraite Québec”. The data presented for Retraite Québec represent the data of CARRA and the RRQ, respectively, as at December 31, 2015.
(2)	The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec (CDPQ). The net assets of the CDPQ, shown at fair value, included $159 124 M in funds entrusted to it by these trusts.
(3)	The net assets of the CDPQ include assets taken into account in the Government's consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2016 was $74 372 M.
(4)	The assets of this plan included an amount receivable from the Government of $117 M as at December 31, 2015 in respect of participants' contributions entrusted to the general fund of the Consolidated Revenue Fund. The amount bears interest. The Government has presented this debt in its accrued benefit obligations toward the plan.

189